ASSET PURCHASE AGREEMENT

                                 by and between

                                 SPX CORPORATION

                                       and

                                DANA CORPORATION


                                ________________


                                   Dated as of

                                December 31, 1996

















                                       -3-


                                TABLE OF CONTENTS


                                                                           Page
                                                                          Number

                                    ARTICLE 1

                               Certain Definitions

Section 1.1  Specific Definitions............................................  2
Section 1.2  Other Terms   ...................................................10


                                    ARTICLE 2

                             Sale of Assets; Closing

Section 2.1  Assets to Be Acquired............................................10
Section 2.2  Excluded Assets..................................................12
Section 2.3  Assumption of Liabilities........................................13
Section 2.4  Excluded Liabilities.............................................13
Section 2.5  Consent of Third Parties.........................................13
Section 2.6  Consideration ...................................................14
Section 2.7  Time and Place of Closing........................................14
Section 2.8  Designation of Affiliates by Buyer...............................14
Section 2.9  Allocation of Purchase Price.....................................14


                                    ARTICLE 3

                    Representations and Warranties of Seller

Section 3.1  Incorporation; Authorization; Etc................................15
Section 3.2  Capitalization; Structure........................................16
Section 3.3  Financial Statements.............................................16
Section 3.4  Absence of Undisclosed Liabilities...............................17
Section 3.5  Assets        ...................................................17
Section 3.6  Absence of Certain Changes.......................................18
Section 3.7  Litigation; Orders...............................................19
Section 3.8  Intellectual Property............................................19
Section 3.9  Licenses, Approvals, Other Authorizations,
                             Consents, Reports, Etc...........................20
Section 3.10 Labor Matters ...................................................20
Section 3.11 Compliance with Laws.............................................21
Section 3.12 Contracts     ...................................................21
Section 3.13 Real Property ...................................................22
Section 3.14 Environmental Matters............................................24
Section 3.15 Employee Benefit Plans and Related Matters.......................25
Section 3.16 Brokers, Finders, Etc............................................26
Section 3.17 Customers     ...................................................26
Section 3.18 Suppliers     ...................................................27
Section 3.19 Product Warranties...............................................27
Section 3.20 Absence of Certain Business Practices............................27


                                    ARTICLE 4

                     Representations and Warranties of Buyer

Section 4.1  Incorporation; Authorization; Etc................................27
Section 4.2  Licenses, Approvals, Other Authorizations,
                             Consents, Reports, Etc...........................28
Section 4.3  Brokers, Finders, Etc............................................28


                                    ARTICLE 5

                          Covenants of Seller and Buyer

Section 5.1  Investigation of Business; Access
                             to Properties and Records........................28
Section 5.2  Efforts; Obtaining Consents; Antitrust Laws......................29
Section 5.3  Further Assurances...............................................30
Section 5.4  Conduct of Business..............................................30
Section 5.5  Preservation of Business.........................................31
Section 5.6  Public Announcements.............................................31
Section 5.7  Intercompany and Intracompany Accounts...........................31
Section 5.8  Acquisition of Mahle Transferred
                             Subsidiary Interest..............................31
Section 5.9  Tax Covenants ...................................................31
Section 5.10 Franklin Plant...................................................32


                                    ARTICLE 6

                                Employee Benefits

Section 6.1  Employment of Seller's Employees.................................32
Section 6.2  Retirement Plans.................................................34
Section 6.3  Welfare and Fringe Benefit Plans.................................36
Section 6.4  Workers Compensation.............................................37
Section 6.5  Employment Taxes.................................................37


                                    ARTICLE 7

                                   Tax Matters

Section 7.1  Tax Returns   ...................................................38
Section 7.2  Tax Indemnification by Seller....................................39
Section 7.3  Tax Indemnity by Buyer...........................................40
Section 7.4  Allocation of Certain Taxes......................................40
Section 7.5  Filing Responsibility............................................41
Section 7.6  Refunds       ...................................................41
Section 7.7  Cooperation and Exchange of Information..........................41
Section 7.8  Definitions   ...................................................42


                                    ARTICLE 8

                    Conditions of Buyer's Obligation to Close

Section 8.1  Representations, Warranties and
                             Covenants of Seller..............................43
Section 8.2  Filings; Consents; Waiting Periods...............................43
Section 8.3  No Material Adverse Effect.......................................44
Section 8.4  No Injunction ...................................................44
Section 8.5  Mexican Investments..............................................44
Section 8.6  Union Contracts..................................................44
Section 8.7  Schedules     ...................................................44


                                    ARTICLE 9

                   Conditions of Seller's Obligation to Close

Section 9.1  Representations, Warranties and
                             Covenants of Buyer...............................44
Section 9.2  Filings; Consents; Waiting Periods...............................45
Section 9.3  No Injunction ...................................................45


                                   ARTICLE 10

                            Survival; Indemnification

Section 10.1 Indemnification by Seller........................................45
Section 10.2 Indemnification by Buyer.........................................46
Section 10.3 Indemnification Procedures.......................................47
Section 10.4 Indemnification Procedure Regarding the
                             Manchester Plant.................................47
Section 10.5 Time Limitation..................................................48
Section 10.6 Survival of Representations and Warranties, Etc..................48
Section 10.7 Product Warranties...............................................49
Section 10.8 Survival of Covenants ...........................................49
Section 10.9 Sole Remedy   ...................................................49

                                   ARTICLE 11

                              Deliveries at Closing

Section 11.1 Seller's Deliveries at Closing...................................49
Section 11.2 Buyer's Deliveries at Closing....................................51
Section 11.3 Required Documents...............................................51


                                   ARTICLE 12

                                   Termination

Section 12.1 Termination   ...................................................51
Section 12.2 Procedure and Effect of Termination..............................52


                                   ARTICLE 13

                            Post-Closing Obligations

Section 13.1 Working Capital Adjustment.......................................52
Section 13.2 Non-Competition..................................................53
Section 13.3 Operation of the Business as of Cut-Off Date.....................54


                                   ARTICLE 14

                                  Miscellaneous

Section 14.1 Corporate Name...................................................56
Section 14.2 Counterparts  ...................................................56
Section 14.3 Governing Law ...................................................56
Section 14.4 Entire Agreement.................................................57
Section 14.5 Expenses      ...................................................57
Section 14.6 Notices       ...................................................57
Section 14.7 Successors and Assigns...........................................58
Section 14.8 Headings; Definitions............................................58
Section 14.9 Amendments and Waivers...........................................58
Section 14.10              Interpretation; Absence of Presumption.............58
Section 14.11              Severability.......................................59
Section 14.12              Remedies Cumulative................................59
Section 14.13              Specific Performance...............................59
Section 14.14              Attorney-Client Privilege: Work Product............59






                                    EXHIBITS

Exhibit 13.1            Working Capital Computation Procedures


                                    SCHEDULES

Schedule 2.1(n)         Guarantees, Warranties, Indemnities
Schedule 2.1(o)         Rights to Cause of Action, Lawsuits, Judgments,
                        Claims and Demands
Schedule 2.2(b)         Retained Intellectual Property
Schedule 2.5            Waived Consents
Schedule 3.1(b)         Transferred Subsidiaries
Schedule 3.2            Encumbrances
Schedule 3.3            Accounting Principles
Schedule 3.4            Material Undisclosed Liabilities
Schedule 3.5            Encumbrances on Assets
Schedule 3.6            Certain Material Changes
Schedule 3.7            Litigation
Schedule 3.8            Assigned Intellectual Property
Schedule 3.8(d)         Due Registration of Intellectual Property
Schedule 3.9(a)         Material Licenses, Permits, Franchises and Other
                        Authorizations
Schedule 3.9(b)         Consents
Schedule 3.10           Collective Bargaining Agreements and Disputes
Schedule 3.11           Compliance with Laws
Schedule 3.12           Contracts and Commitments
Schedule 3.13(a)        Owned Real Property
Schedule 3.13(b)        Assigned Leases and Subsidiary Leases
Schedule 3.14(a)        Environmental Permits
Schedule 3.14(b) Violations with respect to Environmental Permits or Environmental Laws
Schedule 3.14(c)        Liabilities of Seller with respect to Environmental
                        Matters
Schedule 3.14(d)        Other Environmental Matters
Schedule 3.15(a)        Employee Benefit Plans
Schedule 3.15(c)        Plans
Schedule 3.17           20 largest Customers of the Division
Schedule 3.18           20 Largest Suppliers to the Division
Schedule 3.19           Product Warranties
Schedule 4.2 List of Registrations, Filings, Applications, Notices, Consents, Approvals, Orders, Qualifications or Waivers of Buyer
Schedule 5.4            Conduct of Business
Schedule 5.7            Intercompany and Intracompany Accounts
Schedule 6.1(b)         List of Employees Not Offered Employment
Schedule 6.3(b)         Incentive Bonuses Payable to Transferred Employees
Schedule 6.4(b)         Reserve relating to Assumed Workers' Compensation
                        Liability
Schedule 7.1(a)         Contested Taxes
Schedule 7.1(b) Agreements with respect to Extending Assessment or Collection of Taxes
Schedule 7.1(c)         Taxes Due or under Audit by any Governmental Authority
Schedule 7.1(e)         Pending Tax Litigation or Appeals
Schedule 7.1(f)         Exceptions with respect to Accuracy of Tax Returns
Schedule 7.1(g)         Tax Liens
Schedule 7.1(h)         Tax Jurisdictions
Schedule 7.1(i)         Charges, Accruals and Reserves for Taxes
Schedule 7.1(j)         Taxable Assets
Schedule 8.2            Filings; Consents Necessary to Consummate the Asset
                        Purchase
Schedule 13.1(e)        Actions with respect to Working Capital
Schedule 13.3 Anticipated Items to be Paid by Seller for the Benefit of SPD and by SPD for the Benefit of Seller
Schedule 14.10          Individuals with Knowledge






     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 31, 1996, is by and between SPX Corporation, a Delaware corporation ("Seller"), and Dana Corporation, a Virginia corporation ("Buyer").

     WHEREAS, Seller is in the business of manufacturing and marketing piston rings and cylinder liners for automotive and heavy duty engines and sealing rings for automatic transmissions, together with other products related thereto, in the United States, Europe, Mexico and certain other countries through its unincorporated Sealed Power Division (the "Division") which it operates through
(i) Sealed Power Technologies Limited Partnership, a Delaware limited partnership ("SPT") of which Seller indirectly owns 100% of the outstanding equity interest, (ii) Sealed Power Technologies Corporation of Nevada, a Nevada corporation ("SPT NV") of which Seller indirectly owns 100% of the outstanding equity interest, (iii) Allied Ring Corporation, a Delaware corporation ("Allied Ring") of which Seller indirectly owns 50% of the outstanding equity interest,
(iv) Sealed Power Europe Limited Partnership, a Delaware limited partnership ("SPE L.P.") of which Seller indirectly owns 70% of the outstanding equity interest and Mahle GmbH, a German company ("Mahle"), indirectly owns 30% of the outstanding equity interest, (v) Sealed Power Europe GmbH, a German company ("SPE GmbH") of which SPE L.P. directly owns 90% of the outstanding equity interest, (vi) Sealed Power Technologies Pringy S.A., a French societe anonyme ("SPE S.A.") of which SPE L.P. directly owns 100% of the outstanding equity interest, and (vii) Sealed Power Technologies Vilanova S.L., a Spanish company ("SPE S.L.") of which SPE L.P. directly owns 100% of the outstanding equity interest (SPT NV, Allied Ring, SPE GmbH, SPE S.A. and SPE S.L., and all of their direct or indirect subsidiaries (and investments in the equity interests of any person) collectively are referred to herein as the "Transferred Subsidiaries");

     WHEREAS, of the 10% outstanding equity interest of SPE GmbH not owned by SPE L.P., 7% is indirectly owned by Seller and 3% is indirectly owned by Mahle (such 3% interest, together with the 30% equity interest held by Mahle in SPE L.P. and the managing general partner thereof, the "Mahle Transferred Subsidiary Interest");

     WHEREAS, Seller wishes to sell to Buyer substantially all of the assets, business and goodwill of the Division, and Buyer wishes to purchase such assets, business, goodwill, and equity interests and to assume substantially all of the liabilities relating to the Division and its assets and business, excluding all Excluded Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is the intention of Seller and of Buyer that the Business be operated in trust for the benefit of Buyer after December 31, 1996 and that any net cash generated by or net cash used by the Business beginning January 1, 1997 be for the sole account of Buyer; and

     WHEREAS, Seller and Buyer have executed a letter of intent, dated as of August 26, 1996, that, among other things, indicates the desire and intent of the parties to effectuate promptly the sale of the Division by Seller to Buyer substantially in accordance with the terms set forth in such letter, and contemplates the entering into by Seller and Buyer of this Agreement.

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE 1

                               Certain Definitions

     Section 1.1. Specific Definitions. As used in this Agreement the following terms shall have the following respective meanings:

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

     "Active Employee" shall have the meaning set forth in Section 6.1(a).

     "Affiliate" (and, with a correlative meaning, "affiliated") shall mean, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Agreement" shall have the meaning set forth in the first paragraph hereof.

     "Allied Ring" shall have the meaning set forth in the recitations.

     "Allocation" shall have the meaning set forth in Section 2.9(a).

     "Allocation Agreement" shall have the meaning set forth in Section 2.9(a).

     "Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, foreign (including German and Mexican) and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

     "Applicable   Law"  shall  mean  all  applicable   provisions  of  all  (a)
constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "Assets" shall have the meaning set forth in Section 2.1.

     "Asset Purchase" shall mean the consummation of the transactions described in Section 2.1.

     "Assigned Intellectual Property" shall mean any Intellectual Property that is not Retained Intellectual Property, and shall include the name "Sealed Power," all names, marks, trade names, trademarks, trade dress, and service marks incorporating the name "Sealed Power," and any logos or representations based thereon, derived therefrom or used in conjunction therewith.

     "Assigned Leases" shall mean the real property leases, subleases, licenses and occupancy agreements pursuant to which Seller or any of its Affiliates (other than any Transferred Subsidiary) is the lessee, sublessee, licensee or occupant with respect to Real Property Related to the Business.

     "Assignment and Assumption Agreement" shall mean a Bill of Sale, Assignment and Assumption Agreement in such form as may be agreed to by Buyer and Seller.

     "Assumed Contracts" shall mean, except as otherwise indicated on Schedule 3.12, all of the Contracts together with any contracts, agreements or other instruments that would be required to be disclosed on Schedule 3.12 if not for the minimum dollar values set forth in Sections 3.12(a)(iv), (viii) and (ix), and other contracts, agreements or other instruments Related to the Business, and shall specifically include the collective bargaining agreements with each of the International Association of Machinists (District 9) and the United Auto Workers' Union Local Nos. 221 and 637 (collectively, the "Union Contracts"), but shall not, except as provided herein, include (i) any Plans or Liabilities under Plans, or (ii) indemnities in favor of Seller with respect to Excluded Liabilities under that certain Asset Purchase Agreement between TRW Automotive Products Inc. and Seller with respect to the purchase of the Manchester facility.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

     "Assumed Plans" shall have the meaning set forth in Section 6.2(d).

     "Assumed Workers' Compensation Liability" shall mean the Liabilities to or in respect of any Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on, prior to or following the Closing Date, and any claims which could otherwise be made by Employees under the general liability and long-term disability insurance policy or program of Seller.

     "Balance Sheet" shall have the meaning set forth in Section 3.3.

     "Balance Sheet Date" shall have the meaning set forth in Section 3.3.

     "Business" shall mean the business and operations of the Division.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Chicago are authorized or obligated by law or executive order to close. Any event the scheduled occurrence of which would fall on a day which is not a Business Day shall be deferred until the next succeeding Business Day.

     "Buyer" shall have the meaning set forth in the first paragraph hereof.

     "Buyer Indemnitees" shall have the meaning set forth in Section 10.1.

     "Buyer's  Dispute  Notice"  shall  have the  meaning  set forth in  Section
13.1(c).

     "Buyer's Hourly Plans" shall have the meaning set forth in Section 6.2(b).

     "Buyer's Pension Plans" shall have the meaning set forth in Section 6.2(a).

     "Buyer's Savings Plans" shall have the meaning set forth in Section 6.2(c).

     "Buyer's Welfare Plans" shall have the meaning set forth in Section 6.3(a).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec.9601 et seq.

     "Claims" shall have the meaning set forth in Section 2.2(d).

     "Closing" shall mean the consummation of the Asset Purchase.

     "Closing Date" shall mean January 6, 1997, or, if the conditions set forth in Articles 8 and 9 have not been satisfied or duly waived on or before January 6, 1997, then the (i) third Business Day following the date on which the last of such conditions shall have been satisfied or duly waived, or (ii) if Seller and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "Combined State Tax" shall have the meaning set forth in Section 5.9(d).

     "Confidentiality Agreement" shall have the meaning set forth in Section 5.1(c).

     "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person, including but not limited to any Governmental Authority.

     "Continuing Affiliate" shall mean any Affiliate of Seller other than the Transferred Subsidiaries.

     "Contracts" shall have the meaning set forth in Section 3.12(a).

     "Controlled Subsidiaries" shall mean, collectively, SPT NV, SPE GmbH, SPE S.A. and SPE S.L.

     "Corporate Assets" shall have the meaning set forth in Section 2.2(g).

     "Covered Returns" shall have the meaning set forth in Section 7.1(a).

     "Cut-Off Date" shall mean (i) January 1, 1997, if the Closing Date is on or before January 31, 1997, or (ii) the Closing Date, if the Closing Date is after January 31, 1997.

     "Determination" shall have the meaning set forth in Section 7.8(a).

     "Division" shall have the meaning set forth in the recitations.

     "Employee" shall mean any employee or former employee employed or formerly employed in the operation of the Business or the beneficiaries or dependents of any such employee or former employee.

     "Encumbrances" shall mean mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, claims, charges, options, rights of first refusal, rights of use or occupancy or other legal or equitable encumbrances and any other matters affecting title (including, in the case of real property, rights-of-way, easements and encroachments).

     "Environmental Laws" shall mean all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

     "Environmental Liabilities and Costs" shall mean all Liabilities, whether direct or indirect, known or unknown, current or potential, past, present, future, whether or not imposed by, under or pursuant to Environmental Laws, including all Liabilities related to Remedial Actions (to the extent required pursuant to Environmental Laws), and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (a) the ownership or operation of the Business, Real Property, Assigned Leases, Subsidiary Leases, or any other real properties, assets, equipment or facilities, by Seller, or any of its predecessors or Affiliates; (b) the environmental conditions existing before, on or after the Closing Date on, under, above, or about any Real Property or property subject to an Assigned Lease, Subsidiary Lease, or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by Seller, or any of its predecessors or Affiliates; and (c) expenditures necessary to cause any Real Property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Real Property including by virtue of maintaining, expanding, remodelling, or demolishing any such Real Property.

     "Environmental Permits" shall mean any federal, state or local permit, license, registration, Consent, order, administrative consent order, certificate, approval or other authorization with respect to Seller or any of its Affiliates necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

     "Environmental Report" shall have the meaning set forth in Section 3.14(b).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Excluded Liabilities" shall have the meaning set forth in Section 2.4.

     "FICA" shall have the meaning set forth in Section 6.5(a).

     "Financial Statements" shall have the meaning set forth in Section 3.3.

     "FUTA" shall have the meaning set forth in Section 6.5(a).

     "GAAP" shall have the meaning set forth in Section 3.3.

     "Governmental Approval" shall mean any Consent of, with or to any Governmental Authority.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     "Hazardous Substances" shall mean any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, radon gas or related materials; (b) requires investigation, removal, containment or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" (or any similar designation) thereunder; or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Taxes" shall have the meaning set forth in Section 7.8(b).

     "Indemnified Party" shall have the meaning set forth in Section 10.3.

     "Indemnifying Party" shall have the meaning set forth in Section 10.3.

     "Intellectual Property" shall mean such of the following as are Related to the Business or otherwise necessary for the ordinary conduct of the Business: all domestic and foreign patents, industrial designs, mask works, copyrights, names, marks, trade names, trademarks, trade dress, service marks (whether or not registered) and registrations, and applications for any of the foregoing (together with the goodwill associated with such trade names, trademarks and service marks), trade secrets, inventions and other proprietary information and licenses from third persons granting the right to use any of the foregoing.

     "Interim Period" shall have the meaning set forth in Section 13.3(a).

     "Inventories" shall have the meaning set forth in Section 2.1(e).

     "IRS" shall have the meaning set forth in Section 7.8(c).

     "KSOP" shall have the meaning set forth in Section 6.2(c).

     "Leased Real Property" shall mean all interests leased, subleased or licensed pursuant to the Assigned Leases or the Subsidiary Leases.

     "Liabilities" shall mean any and all debts, losses, liabilities, claims, damages, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any out-of-pocket costs and expenses (including attorneys', accountants', or other fees and expenses incurred in defending any Action or in investigating any of the same or in asserting any rights hereunder).

     "Licenses" shall have the meaning set forth in Section 3.9(a).

     "Mahle" shall have the meaning set forth in the recitations.

     "Mahle Acquisition" shall have the meaning set forth in Section 5.8.

     "Mahle Transferred Subsidiary Interest" shall have the meaning set forth in the recitations.

     "Manchester Liability" shall have the meaning set forth in Section 2.4(e).

     "Material Adverse Effect" shall mean any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, prospects, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or Liabilities of the Business, taken as a whole.

     "Names" shall have the meaning set forth in Section 14.1.

     "Net Cash Flow" shall have the meaning set forth in Section 13.3(c).

     "No. 3 Transferred Employees" shall have the meaning set forth in Section 6.2(a).

     "Owned Real Property" shall mean the real property owned by Seller or any Affiliate and Related to the Business, together with all other structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon, in each case, attached or appurtenant thereto which are owned by Seller or any Affiliate, or owned by Seller or any Affiliate and located on the Leased Real Property, and all easements, licenses, approvals, permits, qualifications, rights and appurtenances relating to the foregoing.

     "Permitted Liens" shall mean (a) liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are less than $10,000 in amount (in the aggregate) per property and which are being contested in good faith and by appropriate proceedings; or (c) easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, (i) are not substantial in character, amount or extent in relation to the applicable Real Property and (ii) do not detract from the use, utility or value of the applicable Real Property or otherwise impair the present business operations at such location.

     "person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

     "Plans" shall have the meaning set forth in Section 3.15(a).

     "Purchase Price" shall mean $225 million (as finally adjusted pursuant to Section 13.1).

     "Real Property" shall mean the Owned Real Property and the Leased Real Property.

     "Real Property Laws" shall have the meaning as defined in Section 3.13(f).

     "Reflected Taxes" shall mean Taxes other than Income Taxes to the extent and in the amount reflected in the Balance Sheet and Taxes other than Income Taxes arising in the ordinary course following the Balance Sheet Date consistent with prior practice.

     "Related to the Business" shall mean relating to, used in or held for use in connection with or otherwise necessary to the Business as conducted immediately prior to the Closing.

     "Related Person" shall mean any Affiliate or any other trade or business, whether or not incorporated, which, together with Seller or any Affiliate is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Section 414 of the Code.

     "Release" shall mean any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     "Relevant Date" shall have the meaning set forth in Section 7.4(b).

     "Remedial Action" shall mean all actions undertaken to: (a) clean up, remove, contain, treat or in any other way remediate any Hazardous Substances;
(b) prevent the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or
(c) perform studies, investigations and care related to any such Hazardous Substances, whether or not required by any Environmental Laws.

     "Retained Intellectual Property" shall mean all of the Intellectual Property set forth or described in Schedule 2.2(b).

     "Returns" shall have the meaning set forth in Section 7.8(d).

     "Seller" shall have the meaning set forth in the first paragraph hereof.

     "Seller Indemnitees" shall have the meaning set forth in Section 10.2.

     "Seller's Hourly Plans" shall have the meaning set forth in Section 6.2(b).

     "Service Agreement" shall have the meaning set forth in Section 11.1(k).

     "SPD" shall mean the United States operations of SPT.

     "SPE GmbH" shall have the meaning set forth in the recitations.

     "SPE L.P." shall have the meaning set forth in the recitations.

     "SPE S.A." shall have the meaning set forth in the recitations.

     "SPE S.L." shall have the meaning set forth in the recitations.

     "SPT" shall have the meaning set forth in the recitations.

     "SPT NV" shall have the meaning set forth in the recitations.

     "SUB Plans" shall have the meaning set forth in Section 6.2(e).

     "Subsidiary Leases" shall mean the real property leases, subleases, licenses and occupancy agreements pursuant to which any Transferred Subsidiary or subsidiary of a Transferred Subsidiary is the lessee, sublessee, licensee or occupant with respect to Real Property used in connection with, necessary for the conduct of, or otherwise material to, the Business.

     "subsidiary" of any person shall mean any company of which at least 30% of the outstanding capital stock or other equity interests having voting power under ordinary circumstances shall at the time be held, directly or indirectly, by such person, by such person and one or more subsidiaries of such person, or by one or more subsidiaries of such person.

     "Tax Laws" shall have the meaning set forth in Section 7.8(f).

     "Taxes" shall have the meaning set forth in Section 7.8(e).

     "Taxing Authority" shall have the meaning set forth in Section 7.8(g).

     "Transferred Employees" shall have the meaning set forth in Section 6.1(b).

     "Transferred Subsidiaries" shall have the meaning set forth in the recitations.

     "Transferred  Subsidiary  Interests"  shall have the  meaning  set forth in
Section 2.1(a).

     "Union Contracts" shall have the meaning set forth in the definition of Assumed Contracts.

     "Working Capital" shall mean the net amount, as of the Cut-Off Date, of those assets and liabilities to be included in the computation of Working Capital in accordance with Exhibit 13.1.

     "Working Capital Deficiency" shall have the meaning set forth in Section 13.1(b).

     Section 1.2. Other Terms. Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.


                                    ARTICLE 2

                             Sale of Assets; Closing

     Section 2.1. Assets to Be Acquired. Subject to the satisfaction or waiver in writing of the conditions set forth herein and to the other terms, conditions and provisions hereof, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer or cause to be sold, conveyed, assigned, transferred and delivered to Buyer, as the case may be, and Buyer shall purchase, acquire, accept and pay for, all of the right, title and interest of Seller and its Affiliates (other than the Transferred Subsidiaries) in all of the properties, assets and rights of every nature, tangible and intangible (including goodwill), whether real, personal or mixed, wherever located, whether now existing or hereafter acquired (excluding the Excluded Assets, and excluding any right, title or interest of any of the Transferred Subsidiaries in any of such properties, assets or rights) Related to the Business (collectively, the "Assets").

     The Assets shall include but not be limited to the following:

     (a) all of the outstanding equity interests in each of Allied Ring, SPT NV, SPE GmbH, SPE S.L. and SPE S.A. (the "Transferred Subsidiary Interests");

     (b) the Owned Real Property (other than Owned Real Property owned by a Transferred Subsidiary);

     (c) the Assigned Leases;

     (d)  all  apparatus,   computers  and  other   electronic  data  processing
equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles, tools and other tangible personal property;

     (e) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by Seller or any Affiliate (other than the Transferred Subsidiaries), Inventories previously purchased and in transit to Seller or any Affiliate (other than the Transferred Subsidiaries), Inventories consigned to vendors, resellers or customers, and Inventories in transit to such vendors, resellers or customers;

     (f) all rights in and to products of the Business sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid rights of rescission, replevin, reclamation and rights to stoppage in transit);

     (g) the Assumed Contracts;

     (h) all written technical information, data, specifications, research and development information, engineering drawings and operating and maintenance manuals;

     (i) the Assigned Intellectual Property and all rights thereunder or in respect thereof, including, but not limited to, rights to sue and collect for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof;

     (j) all computer applications, programs and other software, including systems documentation and instructions;

     (k) all accounting and other books and records, cost information, sales and pricing data, customer lists, quality records and reports, and other books, records, studies, surveys, reports, plans and documents;

     (l) all expenses and payments of the Division prepaid or advanced for periods after the Cut-Off Date;

     (m) all accounts and notes receivable (excluding intercompany and intracompany receivables, which shall be treated as provided in Section 5.7), and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any person, in each case, arising from the Business;

     (n) except as set forth on Schedule 2.1(n), all guarantees, warranties, indemnities and similar rights in favor of Seller or any Affiliate (other than a Transferred Subsidiary) with respect to any Asset and all letters of credit and performance bonds issued pursuant to which the Division is a material beneficiary;

     (o) except as set forth on Schedule 2.1(o), all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller or any Affiliate (other than a Transferred Subsidiary) with respect to the Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise (except arising pursuant to the transactions contemplated hereby); and

     (p) all Licenses relating to the Division or any of the Assets.

     Section 2.2. Excluded Assets. Anything to the contrary herein notwithstanding, all of Seller's and its Affiliates' right, title and interest in all of the following properties, assets and other rights (the "Excluded Assets") shall be excluded from the Assets:

     (a) the assets set forth on Schedule 13.1(e);

     (b) the Retained Intellectual Property (as set forth on Schedule 2.2(b));

     (c) except as specifically provided in Article 6, any assets of any Plan and any rights under any Plan;

     (d) all rights, demands, claims, Actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) (collectively, "Claims") which Seller, any Continuing Affiliate, the Division or any of the Transferred Subsidiaries may have, on or after the date hereof, against any Governmental Authority for refund or credit of any type with respect to Seller's Taxes for periods prior to the Cut-Off Date (except with respect to Income Taxes, as to which this clause shall apply with respect to periods prior to the Closing Date);

     (e) all Claims which Seller, any Continuing Affiliate, the Division or any of the Transferred Subsidiaries may have against any person with respect to or which are exclusively related to any Excluded Liabilities or Excluded Assets;

     (f) cash and cash equivalents held directly by Seller or any Transferred Subsidiary (other than Allied Ring or the Mexican investments of SPT NV); and

     (g) assets related to the selling, general and administrative functions of the Business currently afforded to the business by Seller, located in the corporate office of Seller located at 700 Terrace Point Drive, Muskegon, MI or held by Seller at the corporate level, and not necessary to the conduct of the Business by Buyer (e.g. corporate aircraft of Seller that may from time to time be used by the Business) (the "Corporate Assets").

     Section 2.3. Assumption of Liabilities. Subject to the terms and conditions set forth herein, at the Closing Date, Buyer shall assume and agree to pay, honor and discharge when due all Liabilities to the extent relating to or arising out of the past, present or future operations of the Business or ownership of the Assets, other than any Excluded Liabilities (collectively, the "Assumed Liabilities").

     Section  2.4.  Excluded  Liabilities.   Notwithstanding  Section  2.3,  and
regardless of any disclosure to Buyer, Buyer shall not assume any of the following Liabilities, whether or not relating to or arising out of the operation of the Business or the ownership of the Assets or otherwise:

     (a) all Liabilities relating to Actions, whether asserted before or after the Closing Date, relating to or arising out of the sale, use or misuse of products manufactured or sold by the Division prior to the Closing Date, if and to the extent such Actions assert as the basis for any recovery, the occurrence of damages prior to the Closing Date;

     (b) any Liabilities for the repair or replacement of products manufactured or sold by the Business before the Closing, but only to the extent such Liabilities arise as a result of occurrences prior to the Closing;

     (c) except as otherwise specifically provided in Articles 7 and 13, all Liabilities relating to Income Taxes with respect to periods ending on or prior to the Closing Date, except with respect to the Transferred Subsidiaries (other than SPT NV) for which the Cut-Off Date shall be substituted for the Closing Date for purposes of this Section 2.4(c);

     (d) all Liabilities relating to indebtedness for borrowed money of Seller or any Transferred Subsidiary (other than Allied Ring or the Mexican investments of SPT NV);

     (e) any Environmental Liabilities and Costs related to or arising out of the ownership or use of the properties and business at the Division's Manchester facility to the extent such Environmental Liabilities and Costs are related to or arise out of ownership or use of such properties and business prior to the Closing Date (the "Manchester Liability"); and

     (f) all Liabilities relating to or with respect to Employees or relating to, with respect to, under or pursuant to Plans, except to the extent specifically assumed by Buyer pursuant to Article 6;

(all the liabilities described in clauses (a) through (f) of this Section 2.4, collectively, the "Excluded Liabilities").

     Section 2.5. Consent of Third Parties. Anything to the contrary in this Agreement notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the Consent of a third party would constitute a breach or violation thereof or affect materially and adversely the rights of Buyer thereunder; and any transfer or assignment to Buyer by Seller of any interest under any such instrument, contract, lease, permit, or other agreement or arrangement that requires the Consent of a third party shall be made subject to such Consent being obtained. In the event any such Consent is not obtained on or prior to the Closing Date, Seller shall, at its own expense, use its best efforts to obtain any such Consent after the Closing Date until such time as such Consent has been obtained, and, if such Consent has not been obtained prior to the Closing Date, Seller will cooperate with Buyer in any lawful arrangement to provide that Buyer shall receive the interest of Seller or the relevant Affiliate, as the case may be, in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by Seller or the relevant Affiliate, as the case may be, as agent, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit only to the extent Buyer would have been responsible therefor hereunder if such Consent had been obtained. Except as set forth on Schedule 2.5, nothing in this Section shall be deemed a waiver by Buyer of its right to have received on or before the Closing an effective assignment of all of the Assets, nor shall this Section be deemed to constitute an agreement to exclude from the Assets any properties, assets or rights described under Section 2.1.

     Section 2.6. Consideration. Subject to the terms and conditions hereof, at the Closing, Buyer shall (a) pay to Seller the Purchase Price by wire transfer of same day funds to the account or accounts specified by Seller, and (b) assume the Assumed Liabilities pursuant to the Assignment and Assumption Agreement.

     Section 2.7. Time and Place of Closing. The Closing shall take place on the Closing Date at 10:00 A.M., Chicago time, at the offices of Gardner, Carton & Douglas, Chicago, Illinois.

     Section 2.8. Designation of Affiliates by Buyer. Prior to the Closing, upon at least one day's written notice to Seller, Buyer may designate one or more Affiliates to acquire at the Closing all or part of the Assets, in which event all references herein to "Buyer" shall be deemed also to refer to such Affiliates, as appropriate; provided, however, that no such designation shall in any event limit or affect the obligations of Buyer under this Agreement.

     Section 2.9. Allocation of Purchase Price. (a) The parties shall use their best efforts to enter into an agreement as soon as practicable after the Closing Date concerning the allocation (the "Allocation") of the Purchase Price among the Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder (the "Allocation Agreement"). Buyer shall deliver to Seller a proposed Allocation Agreement which will allocate the Purchase Price among the Assets within 120 days after the Closing Date. If Seller has not objected to such Allocation Agreement within 30 days after receipt, such agreement shall be deemed accepted and shall be the Allocation Agreement. If Seller objects to Buyer's proposed Allocation Agreement, Seller shall give Buyer notice of its objections and Buyer and Seller shall use all reasonable efforts to resolve their differences. If, 60 days after the date on which Seller has given Buyer notice of its objections, the parties have not adopted the Allocation Agreement, any disputes related thereto shall be referred to a "big six" accounting firm having no material relationship with either party or their respective Affiliates during the 12-month period preceding the date of referral mutually agreed on by the parties and shall be resolved within 30 days after such referral. The costs, expenses and fees of such accounting firm shall be borne equally by the parties.

     (b) Seller and Buyer agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax Returns (including filing Form 8594 with its federal Income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and
(iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for all Tax and accounting purposes.

     (c) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.


                                    ARTICLE 3

                    Representations and Warranties of Seller

           Seller hereby represents and warrants to Buyer as follows:

     Section 3.1. Incorporation; Authorization; Etc. (a) Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller (i) has all requisite corporate power to own its properties and assets and to carry on its business as it is now being conducted, and (ii) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Schedule 3.1(b) sets forth a list of each Transferred Subsidiary, together with its jurisdiction of organization and its authorized and outstanding capital stock or other equity interests. Each such entity is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its portion of the Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Buyer true, complete and correct copies of each such entity's governing documents as in effect as of the date hereof.

     (c) Seller has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly and validly authorized by all necessary corporate proceedings on the part of Seller and no other corporate or stockholder proceedings or actions on the part of Seller or its Affiliates or any of their partners, boards of directors, or stockholders, as the case may be, are necessary therefor. The execution, delivery and performance by Seller of this Agreement will not (i) violate any provision of Seller's certificate of incorporation or by-laws, (ii) violate any provision of any Transferred Subsidiary's certificate of incorporation or by-laws or similar organizational instrument, (iii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the Assets or any of the Transferred Subsidiaries' assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Seller or any of its Affiliates is a party or by which any of them is bound, or (iv) except as disclosed in Schedule 3.9(a) or 3.9(b), violate or conflict with any statute, rule or regulation applicable to Seller or any of its Affiliates or any of their properties or assets or any other material restriction of any kind or character to which Seller or any of its Affiliates is subject, except, in the case of any of clauses (ii), (iii) and (iv), such violations as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or make unlawful the Asset Purchase. This Agreement has been duly executed and delivered by Seller, and, assuming the due execution and delivery hereof by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

     (d) Seller has all requisite power to transfer to Buyer good and marketable title to the Assets free and clear of all Encumbrances, except for Permitted Liens.

     Section 3.2. Capitalization; Structure. All of the outstanding shares of capital stock or other equity interests of each of the Transferred Subsidiaries constituting the Transferred Subsidiary Interests, and all of the outstanding shares of capital stock or other equity interests of each subsidiary of a Transferred Subsidiary owned, directly or indirectly, by such Transferred Subsidiary, have been validly issued and are fully paid and non-assessable and are owned, directly or indirectly, by Seller free and clear of all Encumbrances, except as set forth in Schedule 3.2. There are no outstanding options, warrants or other rights of any kind to acquire, obligations to issue, or securities convertible into, shares of capital stock of any class of, or other equity interests in any of the Transferred Subsidiaries. Except as set forth in
Schedule 3.2, the outstanding shares of capital stock or other equity interests owned by Seller of each of the Transferred Subsidiaries are not subject to any restriction of transfer that would be violated or breached by the execution of this Agreement or the consummation of the transactions contemplated hereby, and no person has any preemptive right, right of first refusal, or other similar right in connection with such shares or interests owned by Seller.

     Section 3.3. Financial Statements. Seller has furnished to Buyer copies of the unaudited balance sheets, income statements and cash flow statements as at and for the period ended September 30, 1996 of (a) that portion of the Division directly owned and operated by SPT, (b) SPE L.P. and (c) Allied Ring (the "Financial Statements"). The Financial Statements were prepared on a basis consistent with the divisional statements historically prepared by Seller with respect to the Business and collectively present fairly in accordance with United States generally accepted accounting principles ("GAAP") consistently applied the financial condition of the Business represented by the Financial
Statements as of such date and the results of operations of the Business represented by the Financial Statements for such period, except for differences from GAAP and other accounting practices described in Schedule 3.3, and with the exception of any assets and liabilities reflected in the Working Capital computation described in Section 13.1 or historically reflected on Seller's corporate office financial statements. The Balance Sheet does not include any properties, assets or rights or Liabilities that do not constitute a part of the Business or Assets after giving effect to the transactions contemplated hereby and presents fairly the financial condition of the Business at the Balance Sheet Date, in accordance with GAAP, except for differences from GAAP and other accounting practices described in Schedule 3.3, and with the exception of any assets and liabilities historically reflected on Seller's corporate office financial statements described in Schedule 3.3, Excluded Assets and Excluded Liabilities. The statements of income and of cash flows included in the Financial Statements do not reflect the operations of any entity or business that does not constitute a part of the Business after giving effect to all such transactions, fairly present all costs that historically have been incurred by the Business (other than those related to the Excluded Liabilities) and do present fairly the results of operations and cash flows of the Business for the periods indicated, in accordance with GAAP, except for differences from GAAP and other accounting practices described in Schedule 3.3, and with the exception of any assets and liabilities historically reflected on Seller's corporate office financial statements described in Schedule 3.3, Excluded Assets and Excluded Liabilities. As used herein, the "Balance Sheet Date" shall mean September 30, 1996 and the "Balance Sheet" shall mean the collective balance sheets described in the first sentence of this Section 3.3.

     Section 3.4. Absence of Undisclosed Liabilities. Seller has no Liabilities arising out of or Related to the Business (including Liabilities for the repair or replacement of products manufactured or sold by the Business), except (a) as set forth in Schedule 3.4, (b) as and to the extent expressly disclosed or reserved against in the Balance Sheet or reflected in the Working Capital computation described in Section 13.1 or the balance sheet of Seller's corporate office dated September 30, 1996, which reserves are described on Schedule 3.4, and (c) as and to the extent both (i) incurred after the Balance Sheet Date in the ordinary course of business consistent with prior practice and (ii) individually and in the aggregate, not material to the Business and have not had or resulted in, and will not have or result in, a Material Adverse Effect.

     Section 3.5. Assets. Except as disclosed in Schedule 3.5, Seller or its subsidiaries has good title to all of the Assets free and clear of any and all Encumbrances other than Permitted Liens. The Assets together with the properties and assets of the Transferred Subsidiaries, taken as a whole, constitute all the properties, assets and rights necessary for Buyer to conduct and operate the Business as conducted currently or at any time within the past 12 months (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets (in each case, in the ordinary course of business) and the Excluded Assets). The Assets together with the properties and assets of the Transferred Subsidiaries, taken as a whole, are adequate for the purposes for which they are currently used or are held for use, are in good repair and operating condition (subject to normal wear and tear), other than Assets that are under repair or out of service in the ordinary course of business, and, to the knowledge of Seller, there are no facts or conditions affecting them which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, ALL WARRANTIES (WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED) IN REGARD TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE OR OTHERWISE WITH RESPECT TO THE ASSETS OF THE DIVISION OR ANY TRANSFERRED SUBSIDIARY ARE EXPRESSLY EXCLUDED.

     Section 3.6. Absence of Certain Changes. Except as set forth in Schedule 3.6, since the Balance Sheet Date, Seller and its Affiliates have conducted the Business only in the ordinary course consistent with prior practice and (x) Seller, (y) each of Seller's subsidiaries that holds Assets or suffers Assumed Liabilities, and (z) the Transferred Subsidiaries, have not on behalf of, in connection with or relating to the Business or the Assets:

     (a) suffered any Material Adverse Effect;

     (b) mortgaged, pledged or subjected to Encumbrance (except for Permitted Liens), any property, business or assets, tangible or intangible, held in connection with the Business;

     (c) sold, transferred, leased to others or otherwise disposed of any of the
Assets  or  any  assets  held,  directly  or  indirectly,   by  any  Transferred
Subsidiary, except for Inventory sold in the ordinary course of business;

     (d) cancelled or compromised any debt or claim, or waived or released any right of substantial value;

     (e) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

     (f) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Assigned Intellectual Property or any Intellectual Property held, directly or indirectly, by any Transferred Subsidiary, or modified any existing rights with respect thereto;

     (g) declared, set aside or paid any dividends or other distributions, directly or indirectly, in respect of its capital stock or partnership interests;

     (h) other than in the ordinary course of business consistent with past practices or as required by Applicable Laws or contracts entered into on or before the date hereof, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, distributor or sales representative of Seller, or the Transferred Subsidiaries, relating to the Business;

     (i) encountered any labor union organizing activity, had any actual or, to Seller's knowledge, threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

     (j) failed to replenish the Businesses' Inventories and supplies in a normal and customary manner consistent with its prior practice, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or, to the knowledge of Seller, at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice;

     (k) made any capital expenditures or capital additions or improvements in excess of an aggregate of $100,000 individually or $2,000,000 in the aggregate;

     (l) instituted, settled or agreed to settle any litigation, Action or proceeding before any court or governmental body relating to the Business, the Assets or any assets held by the Transferred Subsidiaries, other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $100,000 or $1,000,000 in the aggregate;

     (m) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby which would result in an Assumed Liability; or

     (n) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing; or

     (o) entered into any agreement to do any of the foregoing.

     Section 3.7. Litigation; Orders. Except as disclosed in Schedule 3.7, there are no Actions, pending or, to Seller's knowledge, threatened against Seller or any of its Affiliates in connection with the Assets, any assets held by the Transferred Subsidiaries, or the Business, or against or relating to the transactions contemplated by this Agreement, and neither Seller nor any Transferred Subsidiary knows of any basis for the same. Except as disclosed in
Schedule 3.7, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Seller or any of its Affiliates or any of their respective properties or businesses that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or that could prohibit or make unlawful the Asset Purchase.

     Section 3.8. Intellectual  Property.  (a) Assigned  Intellectual  Property.
Schedule 3.8 lists the Assigned  Intellectual  Property.  Except as disclosed in
Schedule 3.8, no notices have been given nor claims have been asserted by any person (i) to the effect that the manufacture, use or sale of any product, invention, design, machine, process, technology, know-how, information, literature, copyright table work, name, trade name, trademark, service mark or trade dress as now manufactured, sold or used by Seller or any Affiliate in connection with the Business infringes on any patents, intellectual property or other right or (ii) challenging the ownership, validity or effectiveness of any of the Assigned Intellectual Property or any of the Intellectual Property of any Transferred Subsidiary. Except as set forth on Schedule 3.8, Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Assigned Intellectual Property and all Intellectual Property of any Transferred Subsidiary, free from any Encumbrances (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Assigned Intellectual Property and all Intellectual Property of any Transferred Subsidiary comprises all of the intellectual property necessary for Buyer to conduct and operate the Business as now being conducted, other than as relates to use of the Names.

     (b) Transfer. Seller has all requisite power to transfer the Assigned Intellectual Property to Buyer, free from any Encumbrances (other than Permitted Liens) and on terms and conditions no less favorable than as in effect prior to the Closing.

     (c) No Infringement. The conduct of the Business does not infringe or otherwise conflict with any rights of any person in respect of any patents, trademarks, copyrights or other Intellectual Property. To the knowledge of Seller, none of the Assigned Intellectual Property nor any of the Intellectual Property of any Transferred Subsidiary is being infringed or, to the knowledge of Seller, otherwise used or available for use, by any other person.

     (d) Due Registration, Etc. Except as set forth on Schedule 3.8(d), the Assigned Intellectual Property and all Intellectual Property of any Transferred Subsidiary has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright
Office or such other filing offices, domestic or foreign. Seller and its Affiliates have taken such other actions, and to the knowledge of Seller, no other actions will be required to be taken within the 180-day period commencing the date hereof, to ensure full protection under any Applicable Laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case, to the extent Related to the Business.

     Section 3.9. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. (a) Schedule 3.9(a) lists all material licenses, permits, approvals, franchises and other authorizations of any Governmental Authority necessary for, or otherwise material to, the conduct of the Business (the "Licenses"). Except as disclosed in Schedule 3.9(a), all such Licenses are in full force and effect except for those whose failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.9(a), no proceeding is pending or, to the knowledge of Seller, threatened seeking the revocation or limitation of any such License.

     (b) Schedule 3.9(b) lists all Consents required to be made, filed, given or obtained by Seller or any Affiliate with, to or from any Governmental Authority or other person in connection with the consummation by it of the Asset Purchase except for those (i) that become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates, or (ii) the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a Material Adverse Effect or prevent the consummation of the Asset Purchase.

     Section 3.10. Labor Matters. Schedule 3.10 lists all collective bargaining agreements with labor unions or associations representing Employees of the Division. No material work stoppage against the Division is pending or, to Seller's knowledge, threatened. Except as set forth in Schedule 3.10, the Division is not a party to or, to the knowledge of Seller, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters (excluding routine workers' compensation claims) involving the Employees of the Division.

     Section 3.11. Compliance with Laws. Except as disclosed in Schedule 3.11, since January 1, 1995, Seller and its Affiliates have complied in all material respects with all Applicable Laws applicable to the Business or the Assets, and neither Seller nor any Transferred Subsidiary has received any written notice alleging any such conflict, violation, breach or default of an Applicable Law.

     Section 3.12. Contracts. (a) Schedule 3.12 contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (1) by which any of the Assets (or the assets of any Transferred Subsidiary) are bound or affected or (2) to which Seller or any Affiliate is a party or by which it is bound or affected in connection with the Business or the Assets, other than any which relate solely to Excluded Liabilities and Plans (which are set forth in Schedule 3.15(a)) (collectively, "Contracts"):

     (i) leases and other contracts, agreements, arrangements or understandings concerning or relating to the Real Property;

     (ii) employment, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, stockholders, sales representatives, distributors, dealers, agents, independent contractors or consultants;

     (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

     (iv) licenses, licensing arrangements and other contracts providing for payments by Seller in excess of $10,000 per annum which provide in whole or in part for the use of, or limiting the use of, any Assigned Intellectual Property;

     (v) brokerage or finder's agreements;

     (vi) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

     (vii) asset purchase agreements and other acquisition or divestiture agreements, including, but not limited to, any agreements relating to the sale, lease or disposal of any Assets (or any assets held or owned, directly or indirectly, by a Transferred Subsidiary) (other than sales of Inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

     (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, each of which involves or could reasonably be expected to involve aggregate annual payments in excess of $250,000, in the case of purchases, or $250,000, in the case of sales;

     (ix) contracts  other than of the type described  elsewhere in this Section
3.12 with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $500,000 per annum or $2,000,000 in the aggregate;

     (x)   sales   agency,   manufacturer's    representative,    marketing   or
distributorship agreements;

     (xi)   contracts,   agreements   or   arrangements   with  respect  to  the
representation of the Business in foreign countries;

     (xii) master lease agreements providing for the leasing of personal property primarily used in, or held for use primarily in connection with, the Business; and

     (xiii) any other contracts, agreements or commitments that are material to the Business.

     (b) Seller has  delivered  to Buyer or has  afforded  Buyer access to true, complete and correct copies of all written Contracts, together with all amendments thereto, and accurate and complete descriptions of all oral Contracts, set forth or required to be set forth in Schedule 3.12.

     (c) All Contracts are in full force and effect and enforceable against Seller and/or a Transferred Subsidiary and, to the knowledge of Seller, all Contracts are in full force and effect and enforceable against each other party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller or any of its Affiliates or, to the knowledge of Seller, any other party thereto except as set forth in Schedule 3.12 and except for such events or conditions that, individually and in the aggregate, (i) have not had or resulted in, and would not reasonably be expected to have or result in, a Material Adverse Effect and
(ii) have not and would not reasonably be expected to impair the ability of Seller to perform its obligations under this Agreement. Except as set forth in
Schedule 3.12, no Consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of each Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     Section 3.13. Real Property. (a) Owned Real Property. Schedule 3.13(a) contains a complete and correct list of all Owned Real Property setting forth the address and owner of each parcel of Owned Real Property. Seller or its Affiliates have good, valid and marketable fee simple title to the Owned Real Property indicated on Schedule 3.13(a) as being owned by it, free and clear of all Encumbrances other than Permitted Liens. There are no outstanding sale agreements, options, rights of first refusal or similar agreements to lease or purchase the Owned Real Property, or any portion thereof or interest therein.

     (b) Assigned Leases. Schedule 3.13(b) contains a complete and correct list of all Assigned Leases and all Subsidiary Leases setting forth the address, landlord and tenant for each Assigned Lease and each Subsidiary Lease. Seller has delivered to Buyer correct and complete copies of the Assigned Leases and Subsidiary Leases (including any amendments, modifications or supplements thereto). Each Assigned Lease and each Subsidiary Lease is legal, valid, binding, enforceable against Seller or the Transferred Subsidiary, as the case may be, and, to Seller's knowledge, against the other parties thereto, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies. Neither Seller, any Transferred Subsidiary nor, to Seller's knowledge, any other party is in default, violation or breach in any material respect under any Assigned Lease or any Subsidiary Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any material respect under any Assigned Lease or any Subsidiary Lease. Each Assigned Lease and each Subsidiary Lease grants the tenant under the Assigned Lease or the Subsidiary Lease, respectively, the exclusive right to use and occupy the demised premises thereunder. Seller, or the Transferred Subsidiary indicated on
Schedule 3.13(b), as the case may be, has good and valid title to the leasehold estate under each Assigned Lease or Subsidiary Lease, as the case may be, free and clear of all Encumbrances other than Permitted Liens. Seller, or the Transferred Subsidiary indicated on Schedule 3.13(b), as the case may be, enjoys peaceful and undisturbed possession under its respective Assigned Leases.

     (c) Fee and Leasehold Interests, Etc. The Real Property constitutes all the fee and leasehold interests in real property used by Seller or the Transferred Subsidiaries in connection with, necessary for the conduct of, or otherwise material to, the Business.

     (d) No Proceedings. There are no eminent domain or other similar proceedings pending or threatened affecting any portion of the Real Property. There is no writ, injunction, decree, order or judgment outstanding, nor any Action pending or, to the knowledge of Seller, threatened, relating to the ownership, lease, use, occupancy or operation by any person of any Real Property, or relating to the Real Property Taxes or assessments payable in respect thereof.

     (e) Current Use. The use and operation of the Real Property in the conduct of the Business do not violate any instrument of record or any other instrument or agreement affecting the Real Property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other person entitled to enforce the same affecting the Real Property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property since the Balance Sheet Date that would, individually or in the aggregate, have a Material Adverse Effect.

     (f) Compliance with Real Property Laws. The Real Property is in full compliance with all applicable building, zoning, subdivision and other land use and similar Applicable Laws affecting the Real Property (collectively, the "Real Property Laws"), and neither Seller nor any of its Affiliates has received any notice of violation or claimed violation of any Real Property Law. No current use by Seller or any of its Affiliates of the Real Property is dependent on a nonconforming use or other Governmental Approval the absence of which would materially limit the use of such properties or assets Related to the Business.

     (g) Utilities. All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services now used for the operation of the Real Property are adequate to service the use of such properties as now operated.

     Section 3.14. Environmental Matters. (a) Permits. All Environmental Permits currently held by Seller or any of the Transferred Subsidiaries are identified in Schedule 3.14(a), and, to the extent transferable, all such Environmental Permits shall be validly transferred to Buyer (except for all such Environmental Permits held by a Transferred Subsidiary, all of which shall remain valid) on the Closing Date. Neither Seller nor any Affiliate has been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, cancelled or revoked, or cannot be renewed in the ordinary course of business.

     (b) No Violations Asserted. Except as set forth in Schedule 3.14(b) or in a report prepared at Buyer's direction by RMT, Inc. entitled Phase 1.5 Environmental Site Assessment Summaries, Sealed Power Division Sites, dated October 1996 (including any revisions, supplements or addenda thereto, the "Environmental Report"), to the knowledge of Seller, no person has alleged in a writing received by Seller or its Affiliates any violation within the past two years by Seller or any of its Affiliates of any Environmental Permits or any applicable Environmental Law relating to the conduct of the Business or the use, ownership or transferability of the Real Property (other than the air permit violation described in the Environmental Report for which Seller agrees, notwithstanding any other provision hereof, to be responsible for any fines or penalties in connection therewith), and no citations, fines or penalties have been asserted against Seller or any of its Affiliates with respect to the Division since the Balance Sheet Date, under any Environmental Law or any foreign, federal, state or local law relating to occupational health or safety.

     (c) No Actions. Except as set forth in Schedule 3.14(c) or the Environmental Report, neither Seller nor any of its Affiliates has knowledge of any material Liability of Seller or its Affiliates relating to (i) the environmental conditions on, under, or about any Real Property, the Assets or other properties or assets owned, leased or used by Seller or any of its Affiliates held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, other than unaffiliated third party disposal sites, or (ii) the past or present use, management, handling, transport, treatment, generation, storage or Release of any Hazardous Substances with respect to any Real Property. To the knowledge of Seller and except as set forth in Schedule 3.14(c) or as set forth in the Environmental Report: (i) no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, or released, and no Hazardous Substances are now present in soils or groundwater in, on, or under the Real Property in quantities that did or would reasonably be expected to have a Material Adverse Effect or resulted in contamination or remediation in excess of any applicable cleanup or remediation standards, other than in compliance with Environmental Laws, (ii) the Real Property is not being used and never has been used in connection with the manufacturing, storing or transporting of Hazardous Substances, and no Hazardous Substances have been treated, stored or disposed of there other than in compliance with Environmental Laws, and (iii) there are not now and never have been any underground or aboveground storage tanks or other containment facilities of any kind on the Real Property which contain or ever did contain any Hazardous Substances.

     (d) Other. Except as set forth in the Environmental Report or on Schedule 3.14(d):

     (i) None of the current or past operations of the Business, or any by-product thereof, and none of the currently or formerly owned property or assets of Seller or any Affiliate used in the Business, including the Assets, the assets of the Transferred Subsidiaries and the Real Property, is related to or subject to any pending or threatened investigation or evaluation by any Governmental Authority as to whether any Remedial Action is needed to respond to a Release or threatened Release of any Hazardous Substances.

     (ii) Neither Seller nor any Affiliate is subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental Authority or other person in respect of which has resulted in, or may result in, the incurrence of any Environmental Liabilities and Costs arising from the Release or threatened Release of a Hazardous Substance.

     (iii) None of the Real Property is, and neither Seller nor any Affiliate has transported or arranged for transportation, directly or indirectly, of any Hazardous Substances relating to the Assets, the assets of the Transferred Subsidiaries or the Real Property to any location that is listed or proposed for listing under CERCLA, or on any other list of contaminated property issued or maintained by any Governmental Authority, or the subject of federal, state or local enforcement actions or investigations or Remedial Action.

     (iv) Except in the ordinary course of business, no work, repair or construction, and no material capital expenditure, is required or planned by the Division pursuant to or to comply with any Environmental Law, nor has Seller or any Affiliate received any written notice of any such requirement.

     (e) Full Disclosure. Seller has disclosed or made available to Buyer all information, including all studies, analyses and test results, in the possession, custody or control of Seller and its Affiliates relating to (i) the environmental conditions on, under or about the Real Property, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by Seller, any Affiliate or any other person at any time on any Real Property, or otherwise in connection with the use or operation of the properties or assets used in or held for use in connection with the Business.

     Section  3.15.  Employee  Benefit Plans and Related  Matters.  (a) Employee
Benefit Plans. Schedule 3.15(a) sets forth a true and complete list of each "employee benefit plan," as such term is defined in section 3(3) of the ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock, or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any Employees or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Seller or any Related Person or to which Seller or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Seller, any Affiliate or the Business may have any Liability (collectively, the "Plans"). With respect to each such Plan, Seller has provided Buyer complete and correct copies of or has afforded Buyer access to: all written Plans; descriptions of all unwritten Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial and trust reports; the two most recent Forms 5500 and all schedules thereto; the most recent IRS Determination letter; current summary plan descriptions; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication); an actuarial study of any post-employment life or medical benefits provided under any such Plan, if any; statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any; and all amendments and modifications to any such document.

     (b) Qualification. Each Plan intended to be qualified under Section 401(a) of the Code, and the trust, if any, forming a part thereof, has received a favorable Determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under
Section 501(a) of the Code, and nothing has occurred that could adversely affect such qualification or Tax-exempt status.

     (c) Liability. (i) No Liability has been or is expected to be incurred by Seller, any Related Person or the Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans that could, following the Closing, become or remain a Liability of the Business or become a Liability of Buyer or of any employee benefit plan established or contributed to by Buyer, and, to the knowledge of Seller, no event, transaction or condition has occurred or exists that could result in any such Liability to the Business or, following the Closing, Buyer.

     (ii) No Transferred Employee is or may become entitled to post-employment benefits of any kind by reason of employment in the Business, including death or medical benefits (whether or not insured), other than (a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule 3.15(c) or mandated by Section 4980B of the Code, (b) retirement benefits payable under any Plan qualified under Section 401(a) of the Code, or (c) deferred compensation accrued as a Liability on the Balance Sheet. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Transferred Employee.

     (d) Certain Assumed Plans. Without limiting the generality of the foregoing: (i) each of the Assumed Plans and each of the SUB Plans has been maintained and administered in compliance with its terms, ERISA, the Code and all other applicable laws and regulations and contractual undertakings, (ii) each of the Assumed Plans has at all times during its existence been maintained and operated as a separate plan, and has never been the subject of any plan merger, spin-off, split-up or similar transaction, and (iii) each of the SUB Plans has been maintained and administered in compliance with its terms and all applicable laws, regulations and contractual undertakings.

     Section 3.16. Brokers, Finders, Etc. Seller and its Affiliates have not employed any broker, finder, consultant or other intermediary in connection with the Asset Purchase who would have a valid claim for a fee or commission from Buyer in connection with such transaction.

     Section 3.17. Customers. Schedule 3.17 sets forth (a) the names of the 20 largest customers of the Division during the 11-month period ended November 30, 1996 and (b) the amount for which each such customer was invoiced during such period. To Seller's knowledge, except as set forth in Schedule 3.17, neither Seller nor any of its Affiliates has received any notice that any such customer of the Division (i) has ceased, or will cease, to use the products, goods or services of the Division, (ii) has reduced or will reduce, materially, the use of products, goods or services of the Division or (iii) has sought, or is seeking, to reduce materially the price it will pay for products, goods or services of the Division, including, in each case, after the consummation of the transactions contemplated hereby.

     Section 3.18. Suppliers. Schedule 3.18 sets forth (a) the names of the 20 largest suppliers (including Seller or any of its Affiliates) from which the Division ordered raw materials, supplies, merchandise and other goods and services during the 11-month period ended November 30, 1996 and (b) the amount for which each such supplier invoiced the Division during such period. To Seller's knowledge, except as set forth on Schedule 3.18, neither Seller nor any of its Affiliates has received any notice that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to Buyer at any time after the Closing on terms and conditions similar to those used in its current sales to the Division.

     Section 3.19. Product Warranties. Except as set forth in Schedule 3.19 and for warranties under Applicable Law, (a) there are no warranties express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or threatened claims with respect to any such warranty, and neither Seller nor any Transferred Subsidiary has any liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

     Section 3.20. Absence of Certain Business Practices. None of Seller or its Affiliates, any officer, employee or agent of any thereof, or any other person acting on their behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist Seller or any of the Transferred Subsidiaries in connection with any actual or proposed transaction relating to the Business) (a) which subjected or might have subjected Seller or any Transferred Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which if not given in the past, would have had a Material Adverse Effect, (c) which, if not continued in the future, would have a Material Adverse Effect or subject Seller or any Transferred Subsidiary to suit or penalty in any private or governmental litigation or proceeding, or (d) for the purpose of establishing or maintaining any concealed fund or concealed bank account.


                                    ARTICLE 4

                     Representations and Warranties of Buyer

           Buyer hereby represents and warrants to Seller as follows:

     Section 4.1. Incorporation; Authorization; Etc. Buyer is duly incorporated, validly existing and in good standing under the laws of Virginia. Buyer has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other corporate or stockholder proceedings or actions on the part of Buyer or its Affiliates, or any of their partners, boards of directors or stockholders, as the case may be, are necessary therefor. The execution, delivery and performance of this Agreement will not (a) violate any provision of the charter or by-laws or similar organizational instrument of Buyer or any of its Affiliates, or (b) violate or conflict with any statute, rule or regulation applicable to Buyer, any of its Affiliates or any of their properties or assets or any other material restriction of any kind or character to which Buyer or any of its Affiliates is subject, that would prohibit or make unlawful the Asset Purchase. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

     Section 4.2. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. Schedule 4.2 contains a list of all registrations, filings, applications, Consents or qualifications required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any person in connection with the consummation of the Asset Purchase except for those (a) that become applicable solely as a result of the specific regulatory status of Seller or any of its Affiliates, or (b) where the failure to make, file, give or obtain any of them would not prohibit or make unlawful the consummation of the Asset Purchase.

     Section 4.3. Brokers, Finders, Etc. Buyer has not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Seller or its Continuing Affiliates in connection with such transactions.


                                    ARTICLE 5

                          Covenants of Seller and Buyer

     Section 5.1.  Investigation of Business;  Access to Properties and Records.
(a) After the date hereof and through the Closing Date, Seller shall, and shall cause each of its Affiliates to, afford to representatives of Buyer reasonable access to their respective offices, plants, properties, books and records during normal business hours, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of the Business. All requests for access to the offices, plants, properties, books, and records relating to the Business shall be made to such representatives of Seller as Seller shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further understood and agreed that Buyer (and its representatives) may, in its discretion, contact customers, suppliers, joint venture partners, or other associates or Affiliates of Seller or any of its Affiliates, in connection with the transactions contemplated hereby.

     (b) Buyer will continue its pre-acquisition review of the books, records and facilities of SPT NV and its investments. Seller and its Affiliates will use their best efforts to provide Buyer and its representatives, or cause Buyer and its representatives to be provided with, as soon as reasonably practicable, the access and information requested by Buyer under paragraph (a) of this Section in connection with such review. Buyer shall use its best efforts to act promptly to conclude such review after the date hereof and Buyer shall notify Seller at the conclusion of such pre-acquisition investigation of all matters then known to Buyer, which, in the reasonable judgment of Buyer, are of such significance as to be reasonably likely to materially and adversely affect the business, assets, financial condition or results of operations of SPT NV and its subsidiaries, taken together, and Buyer shall have the right to terminate this Agreement as set forth in Section 12.1(e), notwithstanding the fact that such matters may have been disclosed in the Schedules to this Agreement.

     (c) Any information Relating to the Business provided to Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement, dated November 5, 1993, by and between Seller and Buyer (the "Confidentiality Agreement"); provided, however, that confidentiality provisions in the Confidentiality Agreement relating to such information shall terminate and be of no further force or effect as of the Closing; provided, further, however, that Seller will treat confidentially any information Relating to the Business until the third anniversary of the Closing.

     (d) Except as provided in Section 7.7(b), Buyer agrees (i) to hold all of the books and records of the Transferred Subsidiaries existing on the Closing Date or included in the Assets and not to destroy or dispose of any thereof for a period of seven years from the Closing Date, and (ii) at any time and from time to time following the Closing Date to afford Seller, its accountants and counsel, during normal business hours, upon reasonable request, full access to such books, records and other data and to the employees engaged in the Business or any successor thereto to the extent that such access may be reasonably requested.

     Section 5.2. Efforts; Obtaining Consents; Antitrust Laws. (a) Subject to the terms and conditions herein provided, Seller and Buyer each agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (which efforts shall not require Buyer, in order to obtain any Consent to (a) hold separate, sell or otherwise dispose of any assets, including Assets or assets held by the Transferred Subsidiaries, or (b) agree to any conditions, the effect of any of which, in the sole good faith judgment of Buyer, would be to materially impair the value of the Asset Purchase to Buyer) (i) to obtain all necessary Consents from other parties to material loan agreements, leases and other contracts, (ii) to obtain all Consents that are required to be obtained under any Applicable Law, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including, but not limited to, filings under German and Mexican Antitrust Laws and regulations and submissions of information requested by any Governmental Authority, and (v) to fulfill all conditions to this Agreement.

     (b) Each party hereto shall promptly inform the other of any material communication from the United States Federal Trade Commission, the United States Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby.

     Section 5.3. Further Assurances. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

     Section 5.4. Conduct of Business. From the date hereof to the Closing, except as disclosed on Schedule 5.4 or otherwise specifically provided for in this Agreement, and, except as consented to in writing by Buyer, Seller covenants and agrees that:

     (a) the Business shall be operated in the ordinary course, consistent with past practices except as provided for or permitted by this Section 5.4;

     (b) none of the Transferred Subsidiaries shall issue, sell or agree to issue or sell (i) any shares of its capital stock (or, as the case may be, equity or partnership interests), or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock (or, as the case may be, equity or partnership interests);

     (c) The Division, shall not (i) create, incur or assume any material long-term or short-term debt for money borrowed (including obligations in respect of capital leases) which would be an Assumed Liability, (ii) except in the ordinary course of business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than the Division, or (iii) make any material loans, advances or capital contributions to or investments in, any person other than a Transferred Subsidiary (except for customary loans or advances to Employees);

     (d) except as required by law or contractual obligations existing on the date hereof, the Division, shall not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other key Employees, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any such director, officer or key Employee, whether past or present,
(iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing director, officer or key Employee, or
(iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other Plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof;

     (e) except as required by law or contractual obligations existing on the date hereof or as specifically provided for in this Agreement, the Division, shall not (i) sell, transfer or otherwise dispose of any of its material assets,
(ii) create any new material  Encumbrance  on any of its  properties  or assets,
(iii) enter into any material joint venture or partnership or (iv) purchase any material assets or securities of any person;

     (f) neither Seller nor any of its Affiliates shall take any action or omit to take any action which action or omission would result in a breach of any of the representations and warranties set forth in Article 3; and

     (g) Seller shall pay or otherwise discharge the obligation of SPE GmbH to satisfy that certain indebtedness of SPE GmbH to Dresdner Bank which is guaranteed by TRW Inc. and, as of November 30, 1996, amounted to DM 9,400,000.

     (h) neither Seller nor any Affiliate shall agree to take or shall condone any action prohibited by this Section.

     Section 5.5. Preservation of Business. Subject to the terms and conditions hereof, Seller shall, and shall cause its Affiliates to preserve the Business intact, keep available to the Business the services of the Employees of the Division, and preserve the good will of customers and others having business relations with the Business.

     Section 5.6. Public Announcements. From the date hereof until the Closing Date, Seller and Buyer will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby.

     Section 5.7. Intercompany and Intracompany Accounts. Effective as of the Closing, all intercompany and intracompany receivables, payables and loans then existing between Seller or any Continuing Affiliate, on the one hand, and the Division or any of the Transferred Subsidiaries, on the other hand, shall be settled by way of capital contribution in kind (with respect to payables or loans due to Seller or any Continuing Affiliate) or by way of dividend in kind (with respect to receivables of the Division and the Transferred Subsidiaries and subsidiaries of Transferred Subsidiaries owed by Seller or any Continuing Affiliate); provided, however, the (a) trade payables and receivables, or (b) other receivables, payables and loans set forth on Schedule 5.7, shall not be so settled.

     Section 5.8. Acquisition of Mahle Transferred Subsidiary Interest. At or prior to the Closing, Seller, if so requested by Buyer and to the extent permitted by Mahle, shall acquire all of the Mahle Transferred Subsidiary Interest (the "Mahle Acquisition") upon terms satisfactory to Buyer, in its sole discretion, and upon such terms and pursuant to such agreement as Buyer may direct so long as such action by Seller shall not delay the Closing, provided that Buyer shall reimburse Seller for any expenses associated with the Mahle Acquisition and indemnify Seller for any liabilities associated with the Mahle Acquisition, all upon terms satisfactory to Seller, in its sole discretion, and any agreement relating to the Mahle Acquisition shall be a Contract for the purposes of this Agreement; and provided, further, that the foregoing shall in no way relieve Seller of its obligations to obtain any Consents required pursuant to Section 8.2. If Buyer decides to acquire the Mahle Transferred Subsidiary Interest, either directly or indirectly, Seller hereby consents to such acquisition (provided that such acquisition shall include an option to Seller to acquire the Mahle Transferred Subsidiary Interest at Buyer's cost thereof in the event this Agreement is later terminated in which event Buyer shall not reimburse Seller for any expenses as provided for in the provision of the immediately preceding sentence).

     Section 5.9. Tax Covenants. (a) Without the prior written consent of Buyer, not to be unreasonably withheld, neither Seller nor the Transferred Subsidiaries, any subsidiary or any Affiliate of Seller shall, to the extent it may affect or relate to the Transferred Subsidiaries, make or change any Tax election, change any annual tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset (including net operating losses) of the Transferred Subsidiaries.

     (b) Without the prior written consent of Seller, not to be unreasonably withheld, neither Buyer nor the Transferred Subsidiaries, any subsidiary or any Affiliate of Buyer shall, to the extent it may affect or relate to the Transferred Subsidiaries, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing Seller's Tax liability or obligation to indemnify Buyer.

     (c) All Returns not required to be filed on or before the Closing Date, the filing responsibility for which is allocated in accordance with Section 7.5, and relating, in whole or in part, to any taxable period beginning before the Closing Date, (i) will be filed when due in accordance with all Applicable Laws, and (ii) as of the time of filing, will accurately reflect the facts regarding the income, business, assets, operations, activities and status of the Transferred Subsidiaries, and any other information required to be shown therein.

     (d) Seller shall include, to the extent permissible under Applicable Law, through the close of business on the Closing Date, SPT NV in its consolidated federal Tax Return and in the Tax Returns of any state or local jurisdictions in which Seller files Tax Returns with SPT NV on a consolidated, combined or unitary basis for purpose of income or franchise tax ("Combined State Tax").

     (e) Seller and the Transferred Subsidiaries shall not reserve any amount for or make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with Applicable Law as applied in a manner consistent with past practice of Seller.

     Section 5.10. Franklin Plant. Seller shall prosecute, using best efforts, the challenge to the recognition and certification under the National Labor Relations Act, as amended, and the regulation promulgated thereunder, as amended, of the United Auto Workers' Union as the collective bargaining representative of the employees of Seller's plant located in Franklin, Kentucky, and use its best efforts to preserve the rights of Buyer to prosecute such challenge from and after the Closing.


                                    ARTICLE 6

                                Employee Benefits

     Section 6.1. Employment of Seller's Employees. (a) Seller will use all reasonable efforts to cause the Employees of Seller and its Affiliates who are employed in connection with the operations of the Business and whose employment has not been terminated or who have not retired ("Active Employees") to make available their employment services to Buyer. For a period of two years from the Closing Date, Seller will not, and will not permit any of its Continuing Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of Buyer with any person employed by or otherwise engaged to perform services for Buyer in connection with the operation of the Business.

     (b) Effective as of the Closing Date, Buyer shall offer employment to all Active Employees, other than the Employees set forth on Schedule 6.1(b) who shall not be offered employment, (i) in the case of Employees not subject to collective bargaining agreements, at wage or salary levels, as applicable, and with employee benefits, substantially equivalent in the aggregate to the wage or salary and benefits enjoyed by similarly situated employees of Buyer, immediately prior to the Closing Date, and (ii) in the case of Employees subject to collective bargaining agreements, with wages and benefits substantially equivalent in the aggregate to the wages and benefits enjoyed by such employee immediately prior to the Closing Date. Those Active Employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees." Seller shall permit Buyer to communicate with the Employees, at reasonable times and upon reasonable notice, concerning Buyer's plans, operations, business, customer relations and general personnel matters, provided that such contacts shall be conducted in a manner that is reasonably acceptable to Seller.

     (c) Effective as of the Closing Date, Buyer shall assume the Liability of Seller in respect of the Transferred Employees for (i) accrued but unpaid salaries, wages, vacation and sick pay, and 1996 incentive compensation, but only to the extent such Liability is reflected on the Balance Sheet or incurred after the date of the Balance Sheet in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement (applied as if this Agreement had been in effect from the close of business on the Balance Sheet Date through the Closing Date), (ii) post-retirement medical and life insurance benefits but only to the extent such benefits are disclosed on Schedule 3.15(c), and (iii) welfare benefits and Liabilities from Actions arising out of or relating to the employment or the actual or constructive termination of employment of Transferred Employees by Seller, other than Liabilities expressly retained by Seller in Section 6.1(e)(ii) or related to Employees who are not Transferred Employees or other than with respect to claims with respect to benefits or compensation. Seller shall remain responsible for payment of any and all retention, change in control or other similar compensation or benefits which are or may become payable to or with respect to Employees or other employees and former employees of Seller and its Affiliates and beneficiaries and dependents of any such employees and former employees, in connection with or as a result of the consummation of the transactions contemplated by this Agreement.

     (d) Seller represents and warrants to Buyer that the Liabilities assumed by Buyer under Section 6.1(c)(iii) are reflected on the Balance Sheet or were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice.

     (e) Neither Buyer nor any of its Affiliates shall have any Liability with respect to any Employee or Plan or any claim thereof or related thereto, except to the extent expressly provided in this Article. From and after the Closing, Seller shall, except to the extent otherwise expressly provided in this Article, remain solely responsible for any and all Liabilities in respect of the Employees, including the Transferred Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such Employee by Seller (including in connection with the consummation of the transactions contemplated by this Agreement), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of Seller other than the Assumed Plans and the SUB Plans, or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including deferred compensation), except, in any such case, to the extent any such Liability is specifically assumed by Buyer pursuant to this Article.

     (f) Seller or one of its Affiliates, as the case may be, shall deliver any notices to Employees required pursuant to the Worker Adjustment and Training Notification Act as a result of the transactions contemplated hereby, to the extent requested by Buyer to do so before the Closing Date.

     (g) This Agreement is not intended to create and does not create any contractual or legal rights in or enforceable by any Employee.

     Section 6.2. Retirement Plans. (a) SPX Corporation Pension Plan No. 3. Effective as of the Closing Date, Transferred Employees who are participating in the SPX Corporation Pension Plan No. 3 ("No. 3 Transferred Employees") shall be eligible to participate in defined benefit plans (as defined in ERISA Section 3(35)) sponsored by Buyer and its Affiliates ("Buyer's Pension Plans"). Any No. 3 Transferred Employee who retires under Buyer's Pension Plans or any successor plan thereto within one year after the Closing Date shall be entitled to a benefit thereunder which shall be no less than the difference between (i) the benefit that would have been provided under the SPX Corporation Pension Plan No. 3, as in effect on the date hereof, had the No. 3 Transferred Employee continued to be covered under the SPX Corporation Pension Plan No. 3 until such date of retirement, based upon the information supplied to Buyer pursuant to Section 6.2(f) (and Buyer shall have no obligation to inquire as to the accuracy of such information, and shall be entitled to rely conclusively upon it), and (ii) the benefit payable to the No. 3 Transferred Employee from the SPX Corporation Pension Plan No. 3 as at the date hereof.

     (b) Seller's Hourly Plans. Effective as of the Closing Date, Transferred Employees who are participating in the St. Johns Wage Pension Plan No. 201, the Muskegon Wage Pension Plan No. 001, the Rochester Wage Pension Plan No. 004 and the Manchester Wage Pension Plan No. 019 ("Seller's Hourly Plans") shall be eligible to participate in defined benefit plans (as defined in ERISA Section 3(35)) sponsored by Buyer and its Affiliates ("Buyer's Hourly Plans") which shall be substantially similar to Seller's Hourly Plans for no less than five years following the Closing Date in all material respects except as to monthly benefit rates, retirement supplements (which terms are understood to include without limitation "special age benefits" and to refer to supplements payable before and/or after normal retirement age), early retirement subsidies and subsidized actuarial factors as may be negotiated with the applicable collective bargaining unit. For the period after the Closing Date, (i) Buyer's Hourly Plans shall recognize Transferred Employees' service under Seller's Hourly Plans for eligibility to participate, eligibility to receive any early retirement subsidy, eligibility to receive subsidized actuarial factors, eligibility to receive retirement supplements and eligibility to receive disability benefits, and for vesting purposes, to the same extent as such service was recognized for such purposes under Seller's Hourly Plans, (ii) Seller's Hourly Plans shall recognize Transferred Employees' service under Buyer's Hourly Plans for vesting and for eligibility to receive any early retirement subsidiary, eligibility to receive subsidized actuarial factors, eligibility to receive retirement supplements and eligibility to receive disability benefits, to the same extent as such service is recognized for such purposes under Buyer's Hourly Plans; and (iii) any Transferred Employee who qualifies for disability retirement or a retirement supplement under Buyer's Hourly Plans following termination of service with Buyer shall receive pro rata disability retirement benefits or retirement supplements or special age benefits, as applicable, from Buyer's Hourly Plans and Seller's Hourly Plans based proportionately on service with Seller and Buyer; provided, that any determination of disability for purposes of Buyer's Hourly Plans shall be made by Buyer, and for purposes of Seller's Hourly Plans shall be made by Seller, after consultation with one another. Transferred Employees, to the extent vested at the time of retirement, shall be eligible for retirement benefits under Seller's Hourly Plans at the monthly benefit rates, retirement supplement and disability benefit levels, and early retirement subsidies and levels of subsidy of actuarial factors in effect on the Closing Date. Notwithstanding the foregoing, Buyer shall have no obligation to pay any portion of an early retirement or other supplement if such supplement has been fully earned as of the Closing Date and any Transferred Employee who receives a lump-sum distribution of all of his or her benefit under Seller's Hourly Plans shall thereafter cease to have any benefit rights thereunder. The covenants under this subsection (b) do not confer any right to continued employment by Transferred Employees or to service credits for any period when a Transferred Employee is not employed by Seller.

     (c) SPX Corporation Retirement Savings and Stock Ownership Plan. Effective as of the Closing Date, Transferred Employees who are participating in the SPX Corporation Retirement Savings and Stock Ownership Plan No. 005 (the "KSOP") shall be eligible to participate in one or more defined contribution plans (as defined in ERISA 3(34)) sponsored by Buyer and its Affiliates ("Buyer's Savings Plans"). Each Transferred Employee will receive full credit under Buyer's Savings Plans for such Transferred Employee's service with Seller prior to the Closing Date for purposes of eligibility to participate and for purposes of vesting. Immediately following the Closing Date, Buyer's Savings Plan shall accept individual transfers of Transferred Employees' accounts from the KSOP, subject to the terms and conditions of Buyer's Savings Plans including any prohibition on accepting transfers of Seller's common stock. For purposes of this Section 6.2(c), "individual transfers" shall include both rollovers under Code Section 402(c) and direct rollovers as described in Code Section 401(a)(31).

     (d) Assumed Plans. As of the Closing Date, Buyer shall assume all of Seller's rights, obligations and Liabilities under the Pension and Retirement Plan for Franklin employees No. 401 and the Manchester Plan No. 401 (the
"Assumed  Plans")  and  shall  take  such  steps as are  necessary  to adopt and continue such Assumed Plans. Seller shall make all governmental filings and reports as may be due with respect to plan years of the Assumed Plans ending prior to the Closing Date and Buyer shall be responsible for governmental filings and reports for plan years ending after the Closing Date, provided, however, that Seller shall promptly assist Buyer in preparing such reports for the plan year in which the Closing Date occurs. Following the Closing Date, Seller shall cause the trustee of the SPX Master Trust to continue to pay benefit payments under the terms of the Assumed Plans, so as to avoid any interruption in benefit payments to persons entitled thereto. Within 90 days after the Closing Date, Buyer shall notify Seller in writing of the Tax-qualified pension trust maintained by Buyer that will be the recipient of the assets of the Assumed Plans, and, within 90 days thereafter, Seller shall cause the assets of the SPX Master Trust properly allocable to the Assumed Plans (less the amount of subsequent benefit payments, less the amounts of allocable expenses and other proper charges) to be transferred to the trustee of such successor trust. Seller and Buyer agree to execute, at or after the Closing Date, such succession agreements or assignment agreements as may be necessary to effectuate properly the transfer of the administration, sponsorship, assets and Liabilities relating to the Assumed Plan.

     (e) Supplemental Unemployment Benefit Plans. As of the Closing Date, Buyer shall assume all of Seller's rights, obligations and Liabilities under the Muskegon Operations Supplemental Unemployment Benefit Plan and the St. Johns Plant Supplemental Unemployment Benefit Plan (the "SUB Plans") and shall take such steps as are necessary to adopt and continue such SUB Plans. Following the Closing Date, Seller shall cause the trustee of the SUB Plans' trust to continue to pay benefit payments under the terms of the SUB Plans, so as to avoid any interruption in benefit payments to persons entitled thereto. Within 90 days after the Closing Date, Buyer shall notify Seller in writing of the Code Section 501(c)(17) Tax-exempt trust maintained by Buyer that will be the recipient of the assets of the SUB Plans, and within 90 days thereafter, Seller shall cause the assets of the SUB Plans (less the amount of subsequent benefit payments, less the amounts of allocable expenses and other proper charges) to be transferred to the trustee of such successor trust. Seller and Buyer agree to execute, at or after the Closing Date, such succession agreements or assignment agreements as may be necessary to effectuate properly the transfer of the administration, sponsorship, assets and Liabilities relating to the SUB Plans. Seller hereby represents and warrants to Buyer that the assets of the SUB Plans are adequate for the purposes of covering Liabilities under the SUB Plans.

     (f) Information Sharing. As soon as reasonably practicable, and in no event less than 180 days, following the Closing Date, Seller shall provide Buyer with a schedule of benefits accrued, as of the Closing Date, for each Transferred Employee in the SPX Corporation Pension Plan No. 3 and Seller's Hourly Plans, as applicable, and a schedule of the data used to determine each Transferred Employee's benefit rights, including the period of service used to determine the Transferred Employee's vesting of benefits, the period of service used for benefit accrual purposes, the Transferred Employee's age and applicable compensation data, to the extent such information is not in Buyer's possession in a readily usable form.

     Section 6.3. Welfare and Fringe Benefit Plans. (a) Buyer shall provide the Transferred Employees, during their employment by Buyer, and their eligible dependents and beneficiaries, coverage under any welfare and fringe benefit plans, programs, policies or arrangements established or maintained by Buyer for such persons ("Buyer's Welfare Plans") for claims incurred after the Closing Date. Buyer's Welfare Plans shall treat service by Transferred Employees with Seller and its Affiliates in the same manner as service with Buyer and its Affiliates for purposes of eligibility to participate in Buyer's Welfare Plans, and Buyer shall use its reasonable best efforts so that any limitations on coverage of pre-existing conditions under Buyer's Welfare Plans will be waived with respect to Transferred Employees and their eligible dependents and beneficiaries.

     (b) From and after the Closing Date, Seller shall remain solely responsible for any and all Liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Plan in respect of (A) Employees, other than the Transferred Employees and their covered dependents, and (B) to the extent related to a qualifying event occurring on or before the Closing Date, Transferred Employees and their covered dependents, (ii) except for claims for welfare benefits assumed by Buyer under Section 6.1(c), claims for welfare benefits incurred by Transferred Employees on or before the Closing Date, and (iii) incentive bonuses payable to Transferred Employees in excess of the amounts allocated to such Transferred Employees by the Division as set forth on Schedule 6.3(b).

     Section 6.4. Workers Compensation. (a) From and after the Closing Date: (i) Seller shall remain solely responsible for any and all Liabilities to or in respect of any Employee who is not a Transferred Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on, prior to or after the Closing Date; and (ii) Buyer shall be solely responsible for any and all Liabilities to or in respect of any Transferred Employee relating to or arising in connection with any occupational injury or disease occurring or arising after the Closing Date and for all Assumed Workers' Compensation Liability.

     (b) Seller hereby represents and warrants to Buyer that the amount disclosed on Schedule 6.4(b) relating to the Assumed Workers' Compensation Liability as of December 28, 1996 is an accurate estimate of such Assumed
Workers' Compensation Liability based on the outstanding claim reserve information provided by Seller's insurance carrier or third-party administrator on such date.

     Section 6.5. Employment Taxes. (a) Seller shall, and Buyer shall (i) treat Buyer as a "successor employer" and Seller as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA"), and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

     (b) At the request of Buyer with respect to any particular applicable Tax Law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, Seller will and Buyer will (i) treat Buyer as a successor employer and Seller as a predecessor employer, within the meaning of the relevant provisions of such Tax Law, with respect to Transferred Employees who are employed by Buyer, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax Law with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.


                                    ARTICLE 7

                                   Tax Matters

     Section 7.1. Tax Returns. (a) Seller or an Affiliate of Seller has (or by the Closing will have) duly and timely filed all Returns of Seller and the Transferred Subsidiaries relating to the Business required to be filed on or before the Closing Date ("Covered Returns"). Except for Taxes set forth on
Schedule 7.1(a), which are being contested in good faith and by appropriate proceedings, the following Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the Covered Returns, (ii) all deficiencies and assessments of Taxes of which notice has (or by the Closing Date will have) been received by Seller or an Affiliate of Seller that are or may become payable by Buyer or the Transferred Subsidiaries or chargeable as a lien (other than a Permitted Lien) upon the Business, and (iii) all other Taxes due and payable on or before the Closing Date for which neither filing of
Covered Returns nor notice of deficiency or assessment is required. All Taxes required to be withheld by or on behalf of Seller or any Transferred Subsidiary in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the Business have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.

     (b) Except as set forth on Schedule 7.1(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Governmental Authority.

     (c) Except as set forth on Schedule 7.1(c), (i) there are no Taxes asserted in writing by any Governmental Authority to be due, and (ii) no issue has been raised in writing by any Governmental Authority in the course of any audit with respect to Taxes. Except as set forth on Schedule 7.1(c), no Taxes are currently under audit by any Governmental Authority. Except as set forth on Schedule 7.1(c), neither the IRS nor any other Governmental Authority is now asserting or, to the knowledge of Seller, threatening to assert against Seller or any Transferred Subsidiary, any deficiency or claim for additional Taxes or any adjustment of Taxes that would, if paid by Buyer, have a Material Adverse Effect, and there is no reasonable basis for any such assertion of which Seller or any Transferred Subsidiary is or reasonably should be aware.

     (d) Buyer will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Business to Buyer.

     (e) Except as set forth on Schedule 7.1(e), there is no litigation or administrative appeal pending or, to the knowledge of Seller threatened against or relating to Seller, any Transferred Subsidiary in connection with Taxes.

     (f) Except as set forth on Schedule 7.1(f), as of the time of filing, the Tax Returns accurately reflected the facts regarding the income, business, assets, operations, activities and status of the Division and any other information required to be shown therein. On the Closing Date, after giving effect to the transactions contemplated hereby, there will be available and utilizable to SPE GmbH, German Tax loss carryforwards in an amount equal to at least DM 69 million at December 31, 1995 for corporation income tax purposes and DM 67 million at December 31, 1995 for trade Tax on income purposes, with both Tax loss carryforwards being increased to reflect Tax losses incurred after December 31, 1995 and prior to the Closing Date.

     (g) Except as set forth on Schedule 7.1(g), there are no liens for any Tax on the assets of the Transferred Subsidiaries, except for Taxes not yet due and payable, or on the stock of any Transferred Subsidiary in the hands of Seller or another Transferred Subsidiary.

     (h) Except as set forth on Schedule 7.1(h), none of the Transferred Subsidiaries has (i) been a member of any affiliated, consolidated, combined or unitary group other than one of which Seller was the common parent or (ii) participated in any other arrangement (including by way of a Tax sharing agreement) whereby any income, revenues, receipts, gain, loss or Tax asset of the Transferred Subsidiaries was determined or taken into account for Tax purposes with references to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax asset of any other person.
Schedule 7.1(h) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Division.

     (i) Except as set forth on Schedule 7.1(i), the charges, accruals and reserves for Taxes with respect to the Assets or Transferred Subsidiaries for any taxable period beginning before and ending on, prior to or after the Balance Sheet Date (including taxable period for which no Return has yet be filed) reflected on the Balance Sheet (excluding any provision for deferred Income Taxes) are adequate to cover any unpaid such Taxes for the period or portion thereof ending on or before the Balance Sheet Date.

     (j) Except as set forth on Schedule 7.1(j),

          (i)none of the Assets is Tax-exempt use property within the meaning of
     Section 168(h) of the Code.

          (ii)None of the Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of
     Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          (iii)None of the Assets (including assets held by any Transferred Subsidiaries or subsidiaries of Transferred Subsidiaries) is subject to a lease other than a "true lease" for United States federal Income Tax purposes.

     Section 7.2. Tax Indemnification by Seller. Seller shall be liable for, and shall hold Buyer, the Transferred Subsidiaries, and any successor corporations thereto and affiliates thereof harmless from and against the following Taxes with respect to the Business:

     (a) any several liability of the Transferred Subsidiaries for Income Taxes under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations for periods ending on or prior to the Closing Date; and

     (b) any sales, transfer, documentary, use, filing and similar Taxes and fees, whether levied on Buyer, Seller, the Transferred Subsidiaries or any of their respective Affiliates, resulting from the transactions contemplated by this Agreement.

     Section 7.3. Tax Indemnity by Buyer. Buyer shall be liable for, and shall hold Seller and the Seller Indemnitees harmless from and against, any and all
(i) Income Taxes for any taxable period or portion thereof beginning on or after the Closing Date, (ii) Reflected Taxes, and (iii) Taxes other than Income Taxes for any taxable period or portion thereof beginning on or after the Cut-Off Date, in each case, due or payable with respect to the Business.

     Section 7.4. Allocation of Certain Taxes. (a) Buyer and Seller agree that if any of the Transferred Subsidiaries is permitted but not required under applicable foreign, state or local Tax Laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, Buyer and Seller shall treat such day as the last day of a taxable period.

     (b) For purposes hereof, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins before the Closing Date, the Cut-Off Date or the Balance Sheet Date, as the case may be, with respect to any particular Tax in accordance with this Agreement (each, for the purposes of this paragraph, a "Relevant Date") and ends after a Relevant Date, the portion of such Tax that shall be deemed to be payable for the portion of the period ending on the Relevant Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, payroll or receipts, be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), whether actually paid before, during, or after such period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on (and including) the Relevant Date and the denominator of which is the number of calendar days in the entire period, and (ii) in the case of any Taxes based upon or related to income or receipts (including, but not limited to, sales, use and withholding Taxes), be deemed equal to the amount which would be payable if the taxable year ended on the close of business on the Relevant Date and, in the case of any Taxes attributable to the ownership by Seller or any of the Transferred Subsidiaries or any subsidiary of a Transferred Subsidiary of any equity interest in any partnership or other "flowthrough" entity, as if a taxable period of such partnership or the "flowthrough" entity ended as of the close of business on the a Relevant Date. Any credits for such a period shall be prorated except credits for Taxes paid or deposited will be allocated to the party that paid or deposited such Taxes and credits which are allocated in a different manner under the Code, based upon the fraction employed in clause (i) of the preceding sentence. Such clause (i) shall be applied with respect to Taxes for such period relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Relevant Date. In the event that Seller or any of its Affiliates has prepaid any Taxes referred to herein to the extent that such Taxes exceed Seller's share of such Taxes under this Section, Buyer shall pay Seller the amount of such excess within 120 days of the Closing Date upon receipt from Seller at the Closing of a statement detailing such prepayments.

     Section 7.5. Filing Responsibility. (a) Seller shall prepare and file or shall cause the Transferred Subsidiaries to prepare and file the following Returns with respect to the Business:

     (i) all Income Tax Returns for any taxable period ending on or before the Closing Date; and

     (ii)  all  other  Returns   required  to  be  filed  (taking  into  account
extensions) prior to the Closing Date.

     (b) Buyer or the Transferred Subsidiaries shall, subject to the provisions of paragraph (c) of this Section, file all other Returns with respect to the Business.

     (c) With respect to any Income Tax Return for taxable periods beginning before the Closing Date and ending after the Closing Date, Buyer shall consult with Seller concerning such Return and shall report all items with respect to the period ending on the Closing Date in accordance with the instructions of Seller, unless otherwise agreed by Seller and Buyer. Buyer shall provide Seller a copy of its proposed Return at least 15 days prior to the filing of such Return, and Seller may provide comments to Buyer, which comments shall be delivered to Buyer within seven days of receiving such copies from Buyer.

     (d) Seller and Buyer shall  cooperate in the filing of any elections  under
Section 338 and 338(h)(10) of the Code with respect to the Transferred Subsidiaries or any of the Affiliates as Buyer shall request.

     Section 7.6. Refunds. (a) Seller shall be entitled to any refunds or credits of Income Taxes attributable to or arising in taxable periods or portions thereof ending on or before the Closing Date with respect to the Business other than (i) any refunds reflected on the Balance Sheet and (ii) any refunds attributable to carrybacks from post-Closing Date periods.

     (b) Buyer or the Transferred Subsidiaries, as the case may be, shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods or portions thereof beginning on or after the Closing Date with respect to the Business and to all refunds not described in Section 7.6(a), in each case, after deducting reasonable costs incurred in securing such refund.

     (c) Buyer shall, and shall cause the Transferred Subsidiaries promptly to, forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this Article) after receipt thereof, and Seller shall promptly forward to Buyer (pursuant to the terms of this Article) or reimburse Buyer for any refunds or credits due Buyer after receipt thereof.

     Section 7.7. Cooperation and Exchange of Information. (a) As soon as practicable, but in any event within 30 days after Seller's request, from and after the Closing Date, Buyer shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the pre-Closing operations of the Business and make available such knowledgeable employees of the Business as Seller may request, including providing the information and data required by Seller's customary Tax and accounting questionnaires, in order to enable Seller to complete and file all Returns which it may be required to file with respect to the operations and business of the Business through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Business, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which Buyer and the Transferred Subsidiaries may possess.

     (b) For a period of ten years after the Closing Date or such longer period as may be required by law (including any period during which any applicable statute of limitations for the assessment or collection of any Taxes remain open, whether by waiver or otherwise), Buyer shall, and shall cause the Transferred Subsidiaries to, retain, and neither destroy nor dispose of, all Returns, books and records (including computer files) of, or with respect to the activities of, the Business for all taxable periods ending on or prior to the Closing Date and to make such books and records available to Seller on a reasonable basis. Thereafter, Buyer shall not destroy or dispose of any such Returns, books or records unless it first offers such Returns, books and records to Seller in writing and Seller fails to accept such offer within 60 days of its being made.

     (c) Buyer and Seller and their respective Affiliates shall cooperate (and make available knowledgeable employees) in the preparation of all Returns relating, in whole or in part, to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or Return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

     Section 7.8. Definitions. For purposes of this Article, the following terms shall have the meanings ascribed to them below:

     (a) "Determination" means a "determination" as defined by Section 1313(a) of the Code.

     (b) "Income Taxes" means all (i) Taxes based upon or measured by income, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

     (c) "IRS" means the Internal Revenue Service.

     (d) "Returns" means returns, reports and forms required to be filed with any domestic or foreign Taxing Authority.

     (e) "Taxes" means (i) all federal, state, local and foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, ad valorem, value added, severance, property, production, transfer, sales, use, license, excise, franchise, employment, withholding or similar taxes, and any custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and
(ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

     (f) "Tax Laws" means the Code,  federal,  state,  county,  local or foreign
laws  relating  to  Taxes  and  any   regulations  or  official   administrative
pronouncements released thereunder.

     (g) "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, Determination, collection, or other imposition of Tax.


                                    ARTICLE 8

                    Conditions of Buyer's Obligation to Close

     Buyer's obligation to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

     Section 8.1. Representations, Warranties and Covenants of Seller. The representations and warranties of Seller contained in this Agreement (a) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (b) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Seller and its Affiliates shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by its duly authorized officers, to the foregoing effect.

     Section 8.2. Filings; Consents; Waiting Periods. Seller shall have obtained and shall have delivered to Buyer copies of (a) all Governmental Approvals required to be obtained by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (b) all Consents necessary to be obtained in order to consummate the Asset Purchase, including all those specified in Schedule 8.2 and including all those as may be necessary to obtain the benefit of the Assumed Contracts, the Assigned Intellectual Property and the Assigned Leases. All applicable approvals, and all applicable waiting periods, under German and Mexican Antitrust Laws and regulations shall have been obtained or shall have expired or been terminated, as the case may be.

     Section 8.3. No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date hereof that, individually or in the aggregate, has constituted or resulted in, or would reasonably be expected to constitute or result in, a Material Adverse Effect.

     Section 8.4. No Injunction. There shall not (a) be in effect any injunction, order or decree, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement, or permitting such consummation only subject to any condition or restriction unacceptable to Buyer, in its sole judgment, or (b) be any Actions pending, or to the knowledge of Seller, threatened, which could reasonably be expected to have any of the effects set forth in clause (a) of this Section.

     Section 8.5. Mexican Investments. Buyer shall be satisfied, in its sole discretion, as to the prospects for developing a suitable working relationship with the management of SPT NV's Mexican investments and as to all other aspects of the operations, assets, finances and governance of such enterprise.

     Section 8.6. Union Contracts. The unions party to the Union Contracts shall have ratified and consented to the assignment by Seller of the Union Contracts and the assumption thereof by Buyer.

     Section 8.7. Schedules. Buyer shall have agreed to the contents of the Schedules to this Agreement provided to Buyer by Seller and such Schedules shall be satisfactory to Buyer, in its sole discretion; provided that this condition shall either be satisfied or this Agreement terminated by Buyer no later than the last to occur of: (i) five Business Days after receipt by Buyer of the Schedules or (ii) January 9, 1997.


                                    ARTICLE 9

                   Conditions of Seller's Obligation to Close

     Seller's obligation to consummate the Asset Purchase is subject to the satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

     Section 9.1. Representations, Warranties and Covenants of Buyer. The representations and warranties of Buyer contained in this Agreement (a) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and (b) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such time. Buyer shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

     Section 9.2. Filings; Consents; Waiting Periods. Buyer shall have obtained and shall have delivered to Seller copies of all Governmental Approvals required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. All applicable waiting periods under German and Mexican Antitrust Laws and regulations shall have expired or been terminated.

     Section 9.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains, prohibits or makes unlawful the consummation of the Asset Purchase.


                                   ARTICLE 10

                            Survival; Indemnification

     Section 10.1. Indemnification by Seller. Seller covenants and agrees to indemnify and hold harmless Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all Liabilities, (a) as provided for in Section 7.2 and (b) resulting from or arising out of:

     (i) any inaccuracy of any representation or warranty made by Seller herein or any certificate delivered pursuant to this Agreement and which survive the Closing (but only, with respect to Transferred Subsidiaries other than the Controlled Subsidiaries and their subsidiaries, other than with respect to those representations and warranties contained in Section 3.1 and 3.2, to the extent Seller has knowledge of the facts or circumstances constituting such inaccuracy (and with respect to the Mexican investments held by SPT NV, only such knowledge has Seller has without having undertaken any additional inquiry or investigation)) (it being understood and agreed that notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of Seller and the Liabilities arising from such inaccuracy or breach, such representation or warranty shall be read as if it were not qualified by materiality, including qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect);

     (ii) any failure of Seller to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof, including the obligations set forth in Sections 13.1 and 13.2, except to the extent that such failure arises due to acts or omissions of the Mexican investments held by SPT NV;

     (iii) any Excluded Liabilities or Excluded Assets;

     (iv) any and all Liabilities in respect of any and all Income Taxes for any taxable period ending on or before the Closing Date, or allocable, in accordance with the provisions of Section 7.4, to periods prior to the Closing Date;

     (v) any and all Liabilities in respect of any and all Taxes (other than Income Taxes) other than Reflected Taxes for any taxable period ending on or before the Cut-Off Date, or allocable, in accordance with the provisions of
Section 7.4, to periods prior to the Cut-Off Date;

     (vi) any failure of Seller to comply with any applicable bulk sales laws (unless any Liabilities thereunder arise as a result of Buyer's failure to satisfy the Assumed Liabilities); and

     (vii) any and all out-of-pocket costs of Seller seeking to obtain or obtaining any Consents whether before or after the Closing Date in accordance with Section 2.5.

     As to indemnification for inaccuracies in the representations and warranties contained in this Agreement (other than those in Sections 3.1, 3.2, 3.15(a), (b), (c) and (d), as to which the following limitations shall not apply), and as to indemnification pursuant to Section 10.1(b)(v), Seller shall not be required to indemnify the Buyer Indemnitees with respect to any unrelated claims which individually do not exceed $25,000, and in any event shall not be required to indemnify the Buyer Indemnitees unless and until the aggregate amount of all claims in excess of $25,000 against Seller with respect thereto exceeds $2,500,000; provided, however, that, if such aggregate amount of such claims exceeds $2,500,000, Seller shall be obligated to pay the entire amount thereof. Without limiting the generality of the foregoing, Liabilities incurred by Buyer in connection with the disqualification or possible disqualification of any Assumed Plan (including in connection with any audit by, application to or other proceeding before or negotiation with the IRS relating to the issue of the qualification or disqualification of an Assumed Plan or any other plan sponsored by Buyer with which an Assumed Plan may be merged after the Closing), which Liabilities would not have been incurred if all of the representations set forth in Section 3.15 had been accurate, shall be considered to result from or arise out of the inaccuracy of such representations.

     Section 10.2. Indemnification by Buyer. Buyer covenants and agrees to indemnify and hold harmless Seller, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Liabilities (a) as provided for in Section 7.3 or (b) resulting from or arising out of:

     (i) any inaccuracy in any representation or warranty by Buyer made or contained in this Agreement;

     (ii) any failure of Buyer to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof;

     (iii) the Assumed Liabilities;

     (iv) the operation of the Business by Buyer or Buyer's ownership, operation or use of the Assets on or after the Cut-Off Date;

     (v) any retroactive pension benefit increases with respect to Employees covered by Seller's Hourly Plans which result from any action taken by Buyer (unless the obligation to take such action exists, whether contingent or otherwise, on the Closing Date);

except, in the case of clauses (iii) and (iv), to the extent such Liabilities result from or arise out of the Excluded Liabilities or constitute Liabilities for which Seller is required to indemnify the Buyer Indemnitees under Section 10.1.

     Section 10.3. Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party,
(b) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (c) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all Liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax Liability or the ability of Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim, with counsel reasonably acceptable to the Indemnifying Party, at the sole cost of the Indemnifying Party, provided that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Article and the records of each shall be available to the other with respect to such defense.

     Section 10.4. Indemnification Procedure Regarding the Manchester Plant. With respect to indemnification claims relating to Environmental Liabilities and Costs which are Excluded Liabilities, Buyer Indemnitees shall give prompt notice to Seller describing in detail the facts giving rise to any claim for indemnification. Seller shall have the right and responsibility of defending, remedying, and settling any claim for Environmental Liabilities and Costs and Buyer Indemnitees shall fully cooperate in connection therewith to the extent reasonably requested by Seller. Seller shall have complete control over any Manchester Liability, including the performance of any Remedial Actions, for which indemnification is being sought by Buyer Indemnities hereunder. Buyer Indemnitees shall provide Seller and any of its representatives and agents, including, when deemed necessary by Seller, the representatives and agents of TRW Automotive Products Inc., such reasonable access as may be necessary or desirable by Seller or its representatives or agents to address any
Environmental Liabilities and Costs. Such actions shall include, where desirable, cooperation in the placement and operation of any wells at the Manchester plant. Buyer Indemnitees shall provide Seller and its representatives or agents with such utility service at the Manchester plant as may be deemed necessary by Seller or any of its representatives or agents, provided, however, that Seller shall reimburse Buyer Indemnitees for reasonable out of pocket costs for such services. Except during a reasonable period following the Closing Date required to discontinue ongoing operations which may be aggravating the Environmental Liabilities and Costs, Buyer Indemnitees shall take no actions which aggravate any Environmental Liabilities and Costs being addressed by Seller and shall conduct no subsurface sampling, drilling or digging unless required by law or necessary for the continued operation of the Business at the Manchester plant. Seller shall have no obligation to indemnify Buyer Indemnitees to the extent that Buyer Indemnitees fail to comply with their duties set forth herein. Seller's obligation to indemnify Buyer Indemnitees for Remedial Actions at the Manchester plant shall be limited to the completion of those actions consistent with the industrial use of the Manchester Plant and only to the extent that such actions are required or requested by any Governmental Authority or court order. Seller agrees to perform whatever investigations or remediations which are required or reasonably requested by a Governmental authority or court, however, nothing herein shall preclude Seller from challenging the appropriateness of any investigations or remediations or Seller's obligation to conduct any such actions. Notwithstanding anything to the contrary in this Agreement, this indemnification survives the Closing and continues in effect indefinitely.

     Section 10.5. Time Limitation.  All claims for indemnification under clause
(i) of Section 10.1(b) or clause (i) of Section 10.2(b) must be asserted within 30 days of the termination of the respective survival periods set forth in
Section 10.6.

     Section 10.6. Survival of Representations and Warranties, Etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

     (a) except as set forth in clauses (b) and (c) below, the representations and warranties of any party contained in this Agreement shall survive for a period of three years following the Closing Date;

     (b) the representations and warranties contained in Sections 3.1, 3.2, 3.15(b), 3.15(c) and 4.1 shall survive without limitation;

     (c) any  representations  and warranties  relating to matters  addressed in
Section 3.14 or 3.19 shall not survive the Closing Date, other than with respect to any breach thereof as to which Seller has knowledge on or prior to the Closing Date (nor shall any claim for indemnification arising from an alleged breach of Section 3.4 survive the Closing Date to the extent the basis for such claim also constitutes a breach of the representations and warranties contained in Section 3.14 or 3.19), and, accordingly, after the Closing, except to the extent Buyer's claim is based on Seller's failure to disclose any fact or circumstance known to Seller relating to Environmental Liabilities and Costs and otherwise forming the basis of an appropriate claim for indemnification hereunder, Seller shall have no Liability to Buyer for any Environmental Liabilities and Costs relating to or arising out of the past, present or future operations of the Business or ownership of the Assets (other than those which are Excluded Liabilities); and

     (d) the representations  and warranties  contained in Sections 7.1, 7.2 and
7.3 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including by reason of waiver of such statute of limitations.

     Section 10.7. Product Warranties. Except as set forth in Schedule 3.19 and for warranties under Applicable Law, (a) there are no warranties express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or threatened claims with respect to any such warranty, and neither Seller nor any Transferred Subsidiary has any Liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

     Section 10.8. Survival of Covenants. The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with the terms hereof.

     Section 10.9. Sole Remedy. The remedy provided for in this Article 10 shall be the exclusive remedy of Buyer and Seller under this Agreement with respect to money damages, but shall not preclude any assertion by a Buyer Indemnitee or a Seller Indemnitee, as the case may be, of any causes of action that may exist for fraud.


                                   ARTICLE 11

                              Deliveries at Closing

     Section 11.1. Seller's Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

     (a) a certificate dated the Closing Date and validly executed on behalf of Seller to the effect that the conditions set forth in Section 8.1 and Section
8.2 have been satisfied;

     (b) a copy of the resolutions of the board of directors of Seller, or similar enabling document, authorizing the execution, delivery and performance hereof by Seller, and a certificate of its Secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

     (c) evidence or copies of any Consents required pursuant to Section 8.2;

     (d) in the case of each Transferred Subsidiary that is a stock corporation with certificated shares, stock certificates representing the Transferred Subsidiary Interests with all appropriate transfer Tax stamps affixed, duly endorsed in blank or accompanied by stock powers duly executed in blank and sufficient to transfer the Transferred Subsidiary on the books of the Transferred Subsidiaries, or, in the case of each Transferred Subsidiary that is a stock corporation, joint venture or partnership with uncertificated shares, such originals or certified copies of all documentation necessary to evidence Seller's partnership or joint venture interests in such Transferred Subsidiary;

     (e) in the case of each Transferred Subsidiary that is a stock corporation, the stock book, stock ledger, minute book, corporate seal and other corporate books and records of each of such Transferred Subsidiaries;

     (f) an opinion, addressed to Buyer and dated the Closing Date, from counsel to Seller, in substance and form reasonably satisfactory to Buyer;

     (g) all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all Encumbrances thereon, other than Permitted Liens, including:

     (i) a duly executed Assignment and Assumption Agreement;

     (ii) assignments of all Assumed Contracts, Assigned Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all of Seller's right, title and interest therein and thereto, with any required Consent endorsed thereon;

     (iii) a general warranty deed, dated as of the Closing Date, with respect to each parcel of Owned Real Property, together with any necessary transfer declarations or other filings;

     (iv) an assignment of lease, dated as of the Closing Date, with respect to each Assigned Lease, in such form as Buyer and Seller shall agree, together with any necessary transfer declarations or other filings; and

     (v) certificates of title to all motor vehicles included in the Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date;

     (h) all documents necessary to transfer to Buyer the Assigned Intellectual Property;

     (i) Consents from the lessor of each Assigned Lease to the assignment of such Assigned Lease to Buyer;

     (j) a "FIRPTA" certificate of Seller, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal Tax identification number of Seller and stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the regulations thereunder;

     (k) a duly executed services agreement relating to interim services to be provided by the Division to Seller's Filtran and Contech divisions ("Service Agreement") in such form as shall be agreed by Buyer and Seller.

     Section 11.2. Buyer's Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

     (a) a certificate dated the Closing Date and validly executed on behalf of Buyer to the effect that the conditions set forth in Sections 9.1 and 9.2 shall have been satisfied;

     (b) a copy of the resolutions of the board of directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance hereof by Buyer, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

     (c) evidence or copies of any Consents required pursuant to Section 9.2;

     (d) a duly executed Assignment and Assumption Agreement;

     (e) an opinion, addressed to Seller and dated the Closing Date, of counsel for Buyer, in form and substance reasonably satisfactory to Seller;

     (f) a duly executed Service Agreement; and

     (g) letters of credit to replace letters of credit obtained or guaranteed by Seller in favor of suppliers to the Business.

     Section 11.3. Required Documents. All documents to be delivered by Seller or to be entered into by Seller and Buyer necessary to carry out the transactions contemplated by this Agreement or contemplated by the terms of this Agreement shall be satisfactory in form and substance to Buyer and counsel to Buyer and all documents to be delivered by Buyer necessary to carry out the transactions contemplated by this Agreement or to be entered into by Seller and Buyer necessary to carry out the transactions contemplated by this Agreement shall be satisfactory in form and substance to Seller and counsel to Seller.


                                   ARTICLE 12

                                   Termination

     Section 12.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

     (a) written agreement of Seller and Buyer; or

     (b) either Seller or Buyer if the Closing has not occurred by the close of business on February 28, 1997 and if the failure to consummate the Asset
Purchase on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to Closing; or

     (c) either Seller or Buyer if any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (d) by either Buyer or Seller in the event that (i) all of the conditions to the obligation of such party to consummate the Asset Purchase set forth in Sections 8 and 9 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Asset Purchase set forth in Section 8 (in the case of Buyer) or Section 9 (in the case of Seller) is not capable of being satisfied prior the end of the period referred to in Section 12.1(b);

     (e) by Buyer in the event it notifies Seller as provided in Section 5.1; or

     (f) by Buyer in the circumstances contemplated by Section 8.7.

     Section 12.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Seller and Buyer pursuant to
Section 12.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.1(c) and 14.5 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated as provided herein all filings, applications and other submissions made in accordance with Sections 3.9(b) and 4.2 shall, to the extent practicable, be withdrawn from the persons to which they were made.


                                   ARTICLE 13

                            Post-Closing Obligations

     Section 13.1. Working Capital Adjustment. (a) By the date which is 30 days after the Cut-Off Date, Seller will prepare the Working Capital computation as of the Cut-Off Date in accordance with the procedures set forth in Exhibit 13.1. Seller will provide Buyer reasonable detail of such computation, including copies of any computations, work papers (including accountants' work papers) and all other underlying books and records used in connection with Seller's preparation of its Working Capital computation. Buyer will make available necessary Division personnel and other resources under its control to assist Seller in performing such computation.

     (b) Concurrent with the delivery of the Working Capital computation to Buyer from Seller, if the Working Capital is less than $29,955,000 (the absolute amount of any such deficiency being referred to herein as the "Working Capital Deficiency"), Seller shall promptly pay to Buyer by wire transfer of same day funds to an account identified by Buyer an amount equal to the Working Capital Deficiency.

     (c) By the date which is 60 days after delivery of the Working Capital computation to Buyer, Buyer will notify Seller in writing setting forth in reasonable detail Buyer's disagreement with the Working Capital computation, including the basis therefor and the dollar amount involved and will provide Buyer's Working Capital computation ("Buyer's Dispute Notice"). Seller and Buyer shall negotiate in good faith to resolve any disagreement with respect to the determination of Working Capital. To the extent Seller and Buyer are unable to agree with respect to the Working Capital computation within 30 days after the date of Buyer's Dispute Notice, Seller and Buyer shall select a mutually acceptable accounting firm with no material relationship to Seller or Buyer or their Affiliates within the previous 12-month period, and submit their dispute to such accounting firm for a binding resolution. If no Buyer's Dispute Notice is received within 60 days after the date of delivery of the working capital computation to Buyer, Seller's Working Capital computation shall be final and binding on all the parties.

     (d) If the Working Capital is adjusted in accordance with paragraph (c), a final Working Capital Deficiency will be computed using the agreed upon Working Capital computation, and, if the final Working Capital Deficiency is greater than the Working Capital Deficiency computed in paragraph (b), Seller shall promptly pay to Buyer by wire transfer of same day funds to an account identified by Buyer an amount equal to the difference.

     (e) Notwithstanding anything to the contrary in this Agreement, Seller may, in its discretion, lengthen the payment of certain accounts payable in order to achieve the Working Capital of $29,955,000 as of the Cut-Off Date, but only if any such lengthening of payments could not reasonably have a non-trivial adverse effect on the Division's relationship with any of its suppliers, and, if such lengthening is outside the ordinary course of business, only with the written approval of Buyer, which approval shall not be unreasonably withheld. Seller shall deliver to Buyer on the Closing Date Schedule 13.1(e), which shall set forth any actions taken under the preceding sentences. If undertaken in compliance with this Section, the actions set forth on Schedule 13.1(e) shall not be deemed to breach any other representation and warranty or covenant set forth in this Agreement, regardless of whether disclosure of such items might have been otherwise required or such action otherwise prohibited.

     Section 13.2. Non-Competition. (a) For the period commencing on the Closing Date and terminating on the first anniversary of the Closing Date, Seller shall not, and shall not permit any of its Continuing Affiliates to, directly or indirectly, manufacture, sell, market, advertise or distribute, anywhere in the world, any items or products currently manufactured, sold, marketed, advertised or distributed, serviced or otherwise made or offered by the Business, or any items or products competitive with or substitutable therefor, and shall not, and shall not permit its Continuing Affiliates to, license, sublicense or otherwise permit any other person to do so.

     (b) For the period commencing on the first anniversary of the Closing Date and terminating on the 10th anniversary of the Closing Date, Seller shall not, and shall not permit any of its Continuing Affiliates to, directly or indirectly, (i) manufacture or (ii) sell, market, advertise or distribute to original equipment manufacturers anywhere in the world, any items or products currently manufactured, sold, marketed, advertised or distributed, serviced or otherwise made or offered by the Business, or any items or products competitive with or substitutable therefor, and shall not, and shall not permit its Continuing Affiliates to license, sublicense or otherwise permit any other person to do so.

     (c) During the period commencing on the first anniversary of the Closing Date and terminating on the 10th anniversary of the Closing Date, Seller shall provide Buyer with the first opportunity to supply all of Seller's and its Affiliates' requirements of piston rings and cylinder liners. Seller also shall provide Buyer with the opportunity to meet another supplier's terms for supplying piston rings and liners prior to acceptance thereof by Seller and if Buyer meets such terms, Seller shall contract with Buyer.

     Section 13.3. Operation of Business as of Cut-Off Date. (a) If the Cut-Off Date is not the same as the Closing Date, during the period from the Cut-Off Date to the Closing Date (the "Interim Period"), Seller shall operate the business for the benefit of Buyer and Net Cash Flow will accrue to Buyer during such period.

     (b) Within five business days following the Closing, Seller shall deliver to Buyer a detailed calculation of Net Cash Flow for the Interim Period. This calculation will set forth in reasonable detail the basis for the calculation, together with copies of any computations, work papers (including accountants' work papers) and all other underlying books and records used in connection with Seller's preparation and calculation of Net Cash Flow. If Net Cash Flow is positive, then Seller shall promptly pay to buyer by wire transfer of same day funds to an account identified by Buyer the amount of Net Cash Flow. If Net Cash Flow is negative, then Buyer shall promptly pay to Seller by wire transfer of same day funds to an account identified by Seller the amount of negative Net Cash Flow.

     (c) For the purposes hereof, "Net Cash Flow" will, except as specifically otherwise provided in the following paragraphs, be measured by actual cash receipts of and payments by the Division (including by Seller on behalf of the Division), as captured using Seller's established cash management systems which directly identifies any cash received or cash disbursed by or for the benefit of the Division.

     (i) Seller maintains bank accounts designated for cash receipts and cash disbursements of SPD. On a daily basis, these bank accounts are swept into Seller's overall bank account via a positive transfer to Seller if the SPD account has a positive balance or via a reimbursement from Seller if the SPD account has a negative balance. Using summary reports on the daily activity of the SPD bank accounts, the Net Cash Flow will be computed by summarizing the activity in these accounts during the Interim Period.

     (ii) In addition, Seller will separately track all third-party expenses, services and goods, that are for the benefit of SPD and that are paid for directly by Seller other than through the SPD accounts, and SPD will separately track any payments made for all third-party expenses, services and goods for the benefit of Seller and that are paid for directly by SPD. All such payments shall be taken into account in computing Net Cash Flow, and appropriate detail describing the payments shall be included in the computation of Net Cash Flow.
Schedule 13.3 provides a listing of the anticipated items that will be paid by Seller for the benefit of SPD and by SPD for the benefit of Seller, although additional items may arise in the ordinary course of business.

     (iii) During the Interim Period, no interest will accrue on any funds advanced by Seller to the Division or any of the Transferred Subsidiaries, or in any event be included in the determination of Net Cash Flow.

     (iv) As to SPE L.P., any cash required by SPE L.P. and its subsidiaries during the Interim Period will be provided by Seller via wire transfer, all efforts will be made to avoid having any of these operations distribute cash to Seller in any form, and Net Cash Flow will be decreased by any such cash wire transferred by Seller, and Net Cash Flow will be increased by any cash received, if any, from these operations by the Seller. Any cash balances existing at these operations on the Closing Date shall be included in the Assets, and any cash balances existing at these operations on the Cut-Off Date and not distributed shall be deemed to be funds provided by Seller to SPE L.P. and its subsidiaries for purposes of computing Net Cash Flow.

     (v) Additionally, any net cash activity between the Seller and SPD with Allied Ring will be treated the same as any other third-party transaction.

     (vi) Any cash received by SPT NV shall be retained by SPT NV and not distributed.

     (vii) Net Cash Flow derived from the United States operations of SPT (other than SPT NV and Allied Ring) shall be decreased by the amount of any Income Taxes actually payable by Seller in respect of such Net Cash Flow and shall be increased by any Income Tax actually realized by Seller as a result of negative Net Cash Flow arising from the United States operations of SPT (other than SPT NV and Allied Ring).

     (viii) For purposes of Section 13.3(c)(vii), the Income Taxes payable by Seller in respect of Net Cash Flow shall be the product of (A) the estimated taxable income from operations, if any, for the period (excluding any taxable income arising from the Asset Purchase), and (B) an assumed combined federal foreign and state Income Tax rate of 38% and the Income Taxes receivable by Seller in respect of Net Cash Flow shall be the product of (A) the estimated taxable loss from operations, if any, for the period (excluding any taxable income arising from the Asset Purchase), and (B) an assumed combined federal foreign and state Income Tax rate of 38%. Buyer and Seller shall use their best efforts to determine the foregoing amounts within 60 days of the Closing Date.

     (d) To the extent that either party disagrees with Net Cash Flow, any specific receipt or disbursement within Net Cash Flow, or any invoice received from the other party, Seller and Buyer shall negotiate in good faith to resolve any disagreement. To the extent Buyer and Seller are unable to agree with respect to such items within 30 days after either party notifies the other of a disagreement, Buyer and Seller shall select a mutually acceptable accounting firm with no material relationship to Buyer or Seller within the previous 12-month period, and submit their dispute to such accounting firm for a binding resolution.

     (e) This Agreement contains certain cash adjustment provisions (including this Section 13.3) which contemplates that Seller and/or Buyer may make certain payments to the other following the Closing Date in order to put Seller and Buyer in the respective positions of having sold and acquired the Business as of the Cut-Off Date. Seller and Buyer acknowledge and agree that nothing in this Agreement is intended to produce any double counting of benefits and detriments to Seller or Buyer.


                                   ARTICLE 14

                                  Miscellaneous

     Section 14.1. Corporate Name. Buyer acknowledges that, from and after the Closing Date, Seller and the Continuing Affiliates have the absolute and exclusive proprietary right to all names, marks, trade names and trademarks (collectively "Names") incorporating "SPX Corporation" or "SPX," by themselves or in combination with any other Name, and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. Buyer agrees that from and after the Closing Date it will not, nor will it permit any of its Affiliates to, use any name, phrase or logo incorporating any of the Names in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; provided, however, that Buyer may, for 180 days after the Closing Date, in accordance with procedures and practices used by the Business prior to the Closing Date, continue to use any printed literature, sales materials, purchase orders and sales, maintenance or license agreements, and sell any products, that are included in the Assets or the Inventories of any of the Transferred Subsidiaries on the Closing Date and that bear a name, phrase or logo incorporating any Name, until the supplies thereof existing on the Closing Date have been exhausted. With respect to the printed purchase orders and sales, maintenance or license agreements referred to in the preceding sentence, from and after the Closing Date, Buyer shall sticker or otherwise mark such documents as necessary in order to indicate clearly that neither Seller nor any of its Affiliates is a party to such documents.

     Section 14.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

     Section 14.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without reference to the choice of law principles thereof.

     Section 14.4. Entire Agreement. This Agreement (including agreements incorporated herein (other than the Confidentiality Agreement) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 10.2 and 10.3, which are intended to benefit, and to be enforceable by, any of the Seller Indemnitees and the Buyer Indemnitees, as the case may be, this Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns permitted by Section 14.7) any rights or remedies hereunder.

     Section 14.5. Expenses. Except as set forth in this Agreement, whether or not the Asset Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 14.6. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Buyer shall be addressed to:

                           Dana Corporation
                           P.O. Box 1000
                           Toledo, Ohio 43697
                           Attention: Martin J.Strobel, Esq.
                           Telecopy Number: (419) 535-4790

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Adam O. Emmerich, Esq.
                           Telecopy Number:  (212) 403-2000

or at such other address and to the attention of such other person as Buyer may designate by written notice to Seller. Notices to Seller shall be addressed to:

                           SPX Corporation
                           700 Terrace Point Drive
                           Muskegon, Michigan  49443-3301
                           Attention:  James M. Sheridan, Esq.
                           Telecopy Number:  (616) 724-5824

                           with copies to:

                           Gardner, Carton & Douglas
                           312 North Clark Street
                           Chicago, Illinois  60610
                           Attention:  George C. McKann, Esq.
                           Telecopy Number:  (312) 644-3381

                           and

                           Skadden, Arps, Slate, Meagher & Flom
                           333 West Wacker Drive
                           Chicago, Illinois  60606
                           Attention:  Charles W. Mulaney, Jr., Esq.
                           Telecopy Number:  (312) 407-0411

or at such other address and to the attention of such other person as Seller may designate by written notice to Buyer.

     Section 14.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto shall assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto.

     Section 14.8. Headings; Definitions. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     Section 14.9. Amendments and Waivers. This Agreement may not be amended, modified, superseded, cancelled, renewed or extended except by a written instrument signed by the party to be charged therewith. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

     Section 14.10. Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) "knowledge" of a party means the knowledge of any of the individuals of such party set forth on Schedule 14.10 and any individual reporting directly to any person set forth on Schedule 14.10, which such individual should reasonably have after due inquiry and investigation.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 14.11. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 14.12. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     Section 14.13. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, each of the parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that each party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 14.14. Attorney-Client Privilege: Work Product. Anything in this Agreement notwithstanding, except with respect to matters addressed in the opinion referred to in Section 11.1(f), the transactions contemplated hereby shall not be deemed to waive, any attorney-client privilege between Seller or its Affiliates and its legal counsel with respect to legal advice concerning the business or operations of the Business or Seller which constitute privileged communications (or work product related thereto).

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                   SPX CORPORATION



                                   By:  /s/ Robert C. Huff
                                        Name: Robert C. Huff
                                        Title: Vice President


                                   DANA CORPORATION



                                   By:  /s/ William J. Carroll
                                        Name:  William J. Carroll
                                        Title: President--Diversified Products






                                  Exhibit 13.1
                                 Working Capital


Seller and Buyer have agreed that Working Capital shall be defined as follows: the sum of accounts receivable, net, plus net inventory and less accounts payable, of SPD and SPE L.P.

Each such line item of Working Capital shall be consistent with Seller's internal balance sheets of the portion of the Division directly owned and operated by SPD and SPE L.P., and calculated in accordance with GAAP, using Seller's accounting practices on a consistent basis with prior years and as described in Section 3.3.

For purposes of reviewing the determination of Working Capital, Seller's historical accounting practices, consistently applied, will prevail. However, if Seller's accounting practices are not in accordance with GAAP and such differences from GAAP are not described on Schedule 3.3 or in this Exhibit 13.1, GAAP will prevail. Additionally, for purposes of assessing asset realization and determination of liabilities in Working Capital as of the Cut-Off Date, only facts and circumstances existing up to the date on which Seller delivers the Working Capital computation to Buyer shall be considered.

In order to provide certain clarifications, the following are summaries and descriptions of certain of Seller's historical accounting practices related to certain items included in Working Capital:

Accounts Receivable, net

Accounts receivable, net, represents accounts receivable for shipments made to customers or for other amounts in connection with customer orders (including, but not limited to, tooling, freight and applicable Taxes).

The Division records general reserves or reserves calculated under formula type methodologies for customer returns, allowances, discounts and bad debts.
Additionally, a specific reserve for bad debts is established based upon specific identification of amounts deemed uncollectible from customers.

Net Inventory

(i) Supply and MRO inventory. Supplies and MRO items used in production are valued at standard costs approximating the most recent purchase price of the item.

(ii) Production inventory. Production inventory is costed at the Division's standard cost which approximates actual first-in, first-out ("FIFO") cost in the aggregate. Standard costs are revised in December of each year and inventory is revalued at that time. For the United States and German production inventories, the inventories are restated to the last-in, first-out ("LIFO") cost using computations consistent with the prior years.

The Division provides for excess and obsolete Inventory based upon various methodologies and procedures at each location. These methodologies are based upon, among other factors, historical and forecast Inventory usage. Additionally, any formula based calculations are then reviewed by management and adjusted for non-formula based circumstances (e.g. new products, aftermarket usage) to arrive at a required excess and obsolete Inventory reserve.

During 1996, the German production Inventories were restated to exclude an amount for production scrap and yield that are included in the Inventory valuation. An inventory reserve has been included to reduce the inventory to exclude such scrap and yield factors.

Accounts Payable

Trade accounts payable are recorded upon receipt of the goods or services and include amounts due for receipts in which vendor invoices may not have been received.

Checks which have been released to payees, but which have not yet been presented to the bank (outstanding checks) are included in accounts payable.